Exhibit 10.2

SECOND AMENDED AND RESTATED

ACTAVIS REVOLVING CREDIT AND GUARANTY AGREEMENT

dated as of

June 30, 2014

among

ACTAVIS PLC,

as Ultimate Parent,

WARNER CHILCOTT LIMITED,

as Intermediate Parent,

ACTAVIS CAPITAL S.À R.L.,

as Borrower,

ACTAVIS, INC.,

and

ACTAVIS FUNDING SCS

as Subsidiary Guarantors,

THE LENDERS PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent, L/C Issuer and Swing Line Lender

WELLS FARGO BANK, N.A.,

as Syndication Agent,

BARCLAYS BANK PLC, UNION BANK, N.A.,

MIZUHO BANK (USA) and JPMORGAN CHASE BANK, N.A.,

as Co-Documentation Agents

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and

WELLS FARGO SECURITIES, LLC,

as Joint Book Managers and Joint Lead Arrangers

i

ARTICLE IV.
CONDITIONS PRECEDENT

4.01	Conditions to Second Amendment and Restatement	78
4.02	Conditions to all Credit Extensions (other than Acquisition Loans)	78
4.03	Conditions to Acquisition Loans	79

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	80
5.02	Authorization; No Contravention	80
5.03	Material Governmental Authorization; Other Material Consents	81
5.04	Binding Effect	81
5.05	Financial Statements; No Material Adverse Effect	81
5.06	Litigation	82
5.07	No Default	82
5.08	Ownership of Property; Liens	82
5.09	Environmental Compliance	82
5.10	Insurance	82
5.11	Taxes	82
5.12	ERISA	83
5.13	OFAC	83
5.14	Subsidiaries; Equity Interests	84
5.15	Margin Regulations; Investment Company Act	84
5.16	Disclosure	84
5.17	Compliance with Laws	84
5.18	Intellectual Property; Licenses, Etc.	85

ARTICLE VI.
AFFIRMATIVE COVENANTS

6.01	Financial Statements	85
6.02	Certificates; Other Information	86
6.03	Notices	87
6.04	Payment of Taxes	88
6.05	Preservation of Existence, Etc.	88
6.06	Maintenance of Properties	88
6.07	Maintenance of Insurance	88
6.08	Compliance with Laws	88
6.09	Books and Records	89
6.10	Inspection Rights	89
6.11	Use of Proceeds	89
6.12	Covenant to Guarantee Obligations	89

ARTICLE VII.
NEGATIVE COVENANTS

7.01	Liens	90
7.02	Subsidiary Indebtedness	91
7.03	Fundamental Changes	92
7.04	Change in Nature of Business	93
7.05	Transactions with Affiliates	93
7.06	Investments	93
7.07	Restricted Payments	93
7.08	Consolidated Leverage Ratio	93
7.09	Passive Holding Companies	94

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	94
8.02	Remedies Upon Event of Default	97
8.03	Application of Funds	97
8.04	Cleanup Period	98

ARTICLE IX.
GUARANTEE

9.01	Guarantee of Guaranteed Obligations	98
9.02	Limitation on Obligations Guaranteed	99
9.03	Nature of Guarantee; Continuing Guarantee; Waivers of Defenses	99
9.04	Rights of Reimbursement, Contribution and Subrogation	101
9.05	Payments	102
9.06	Subordination of Other Obligations	102
9.07	Financial Condition of Borrower and other Guarantors	103
9.08	Bankruptcy, Etc.	103
9.09	Duration of Guarantee	103
9.10	Reinstatement	103

ARTICLE X.
ADMINISTRATIVE AGENT

10.01	Appointment and Authority	104
10.02	Rights as a Lender	104
10.03	Exculpatory Provisions	104
10.04	Reliance by Administrative Agent	105
10.05	Delegation of Duties	105
10.06	Resignation of Administrative Agent	106
10.07	Non-Reliance on Administrative Agent and Other Lenders	106
10.08	No Other Duties, Etc.	107
10.09	Administrative Agent May File Proofs of Claim	107
10.10	Guaranty Matters	107

ARTICLE XI.
MISCELLANEOUS

11.01	Amendments, Etc.	108
11.02	Notices; Effectiveness; Electronic Communication	109
11.03	No Waiver; Cumulative Remedies; Enforcement	111
11.04	Expenses; Indemnity; Damage Waiver	112
11.05	Payments Set Aside	114
11.06	Successors and Assigns	114
11.07	Treatment of Certain Information; Confidentiality	119
11.08	Right of Setoff	120
11.09	Interest Rate Limitation	121
11.10	Counterparts; Integration; Effectiveness	121
11.11	Survival of Representations and Warranties	121
11.12	Severability	122
11.13	Replacement of Lenders	122
11.14	Governing Law; Jurisdiction; Etc.	123
11.15	WAIVER OF JURY TRIAL	124
11.16	USA PATRIOT Act	124
11.17	Judgment Currency	124
11.18	No Advisory or Fiduciary Responsibility	125
11.19	Electronic Execution of Assignments	125
11.20	Effect of Amendment and Restatement of the Existing Credit Agreement	125
11.21	Successor Borrower	126

SCHEDULES

2.01	Applicable Percentages; Commitments
5.06	Litigation
5.14	Subsidiaries
7.01	Existing Liens
7.02	Existing Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Administrative Questionnaire
B	Assignment and Assumption
C-1	Bid Request
C-2	Competitive Bid
D	Committed Loan Notice
E	Compliance Certificate
F	Note
G	Subsidiary Guarantor Counterpart Agreement
H	Officer’s Certificate

I	Swing Line Loan Notice
J-1	Opinion of Latham & Watkins LLP, special New York counsel to the Loan Parties
J-2	Opinion of Greenberg Traurig LLP, special Nevada counsel to Actavis
J-3	Opinion of Loyens & Loeff Luxembourg S.à r.l., special Luxembourg counsel to the Borrower and Actavis SCS
K-1	U.S. Tax Compliance Certificate (For Foreign Lenders that are not Partnerships)
K-2	U.S. Tax Compliance Certificate (For Foreign Participants that are not Partnerships)
K-3	U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships)
K-4	U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships)

v

SECOND AMENDED AND RESTATED

ACTAVIS REVOLVING CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDED AND RESTATED ACTAVIS REVOLVING LOAN CREDIT AND GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 30, 2014, by ACTAVIS CAPITAL S.À R.L. (f/k/a ACTAVIS WC HOLDING S.À R.L.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Registrar of Commerce and Companies under number B 178.410 with a share capital of $171,656, ACTAVIS, INC., a Nevada corporation (“Actavis”), ACTAVIS FUNDING SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Registrar of Commerce and Companies under number B 187.310 with a share capital of $20,000 (“Actavis SCS”), ACTAVIS PLC, a public limited company incorporated under the laws of Ireland, WARNER CHILCOTT LIMITED, a Bermuda company, each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

WHEREAS, the Borrower, Actavis and Ultimate Parent (as such terms and each other capitalized terms used but not defined in these recitals are defined in Article I) are parties to that certain Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of October 1, 2013, among the Borrower, Actavis, Ultimate Parent, the several lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent thereunder (the “Existing Credit Agreement”);

WHEREAS, on February 17, 2014, Ultimate Parent entered into that certain Agreement and Plan of Merger (as amended in accordance with the terms hereof and in effect from time to time, including all schedules and exhibits thereto, the “Merger Agreement”) by and among Tango US Holdings Inc., Tango Merger Sub 1 LLC (“Merger Sub 1”), Tango Merger Sub 2 LLC (“Merger Sub 2”) and Forest Laboratories, Inc. (the “Acquired Business”). Under the terms of the Merger Agreement, Merger Sub 1 will merge with and into the Acquired Business with the Acquired Business being the surviving entity (the “First Merger”) and immediately following the First Merger, the Acquired Business will merge with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (the “Second Merger”), and after the Second Merger the Acquired Business (as merged with and into Merger Sub 2) will be an indirect wholly-owned subsidiary of Ultimate Parent (the “Acquisition”);

WHEREAS, in connection with the Acquisition, Borrower, Actavis and Ultimate Parent desire to amend and restate the Existing Credit Agreement in the form of this Agreement; and

WHEREAS, the Lenders and other parties to the Second Amendment Agreement have agreed to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by such parties that the “Loans” and Letters of Credit outstanding as of the Second Restatement Effective Date and the other “Obligations” under (and, in each case, as defined in) the Existing Credit Agreement shall be governed by and deemed to be outstanding under this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (which shall hereafter have no further effect upon the parties thereto other than with respect to any action, event, representation, warranty or covenant occurring, made or applying prior to the Second Restatement Effective Date), and all references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms will have the meanings set forth below:

“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

“Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate. Absolute Rate Loans may only be denominated in a Discretionary Alternative Currency.

“Acquired Business” has the meaning specified in the recitals hereto.

“Acquisition” has the meaning specified in the recitals hereto.

“Acquisition Indebtedness” means any debt or equity securities (including, without limitation, any securities convertible or exchangeable into or exercisable for equity securities, other equity-linked securities or hybrid debt-equity securities) of Ultimate Parent or any of its Affiliates that have been issued for the purpose of financing, in part, the Acquisition and which are contingent upon the closing of the Acquisition or which can be mandatorily redeemed if the Acquisition is not consummated.

“Acquisition Loans” means any Loans that have been requested by the Borrower, in an aggregate principal amount not to exceed $500,000,000, for the purpose of financing, in part, the Transactions (including the Acquisition and the Refinancing) and the payment of fees and expenses incurred in connection with the Transactions.

“Actavis” has the meaning specified in the introductory paragraph hereto.

“Actavis SCS” has the meaning specified in the introductory paragraph hereto.

“Actavis SEC Documents” means all reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by Actavis with the SEC or furnished by Actavis to the SEC pursuant to the Securities Exchange Act.

“Actavis Term Loan Credit Agreement” means that certain Second Amended and Restated Actavis Term Loan Credit and Guaranty Agreement, dated as of March 31, 2014, among Ultimate Parent, Warner Chilcott Limited, Actavis Capital S.à r.l (f/k/a Actavis WC Holding S.à r.l), Actavis, the several lenders and other parties from time to time party thereto, and Bank of America, as administrative agent thereunder, as amended, restated, supplemented or otherwise modified from time to time.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to Ultimate Parent, the Borrower and the Lenders in writing.

“Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit A.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Fee Letter” means that certain amended and restated administrative fee letter, dated August 1, 2013, among Bank of America and Actavis WC Holding S.à r.l.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Alternative Currency” means each of Euro, Sterling and each other currency (other than US Dollars) that is approved in accordance with Section 1.05.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with US Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and the US Dollar Equivalent of $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments. Loans denominated in an Alternative Currency may only be Eurocurrency Rate Loans. Loans denominated in a Discretionary Alternative Currency may only be Eurocurrency Rate Loans or Absolute Rate Loans.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender will be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 (unless such amount is adjusted from time to time prior to the Closing Date in accordance with the Amendment Agreement and the Existing Credit Agreement) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s	Unused Commitment Fee	Eurocurrency Rate Loans	Letter of Credit Fee	Base Rate Loans
I	> A/A2	0.075%	0.875%	0.875%	0.000%
II	A-/A3	0.100%	1.000%	1.000%	0.000%
III	BBB+/Baa1	0.125%	1.125%	1.125%	0.125%
IV	BBB/Baa2	0.150%	1.250%	1.250%	0.250%
V	BBB-/Baa3	0.175%	1.500%	1.500%	0.500%
VI	<BBB-/Baa3	0.200%	1.750%	1.750%	0.750%

“Debt Rating” means, as of any date of determination, the rating as determined by S&P, and Moody’s (collectively, the “Debt Ratings”) of Ultimate Parent’s non-credit-enhanced, senior unsecured long-term debt (or if such debt is not so rated, the issuer rating or corporate credit rating of Ultimate Parent); provided that (i) if either Moody’s or S&P does not have in effect a Debt Rating, then the Debt Rating assigned by the other rating agency shall be used; (ii) if neither Moody’s nor S&P has in effect a Debt Rating, Pricing Level VI shall apply; and (iii) if the relevant Debt Ratings assigned by Moody’s and S&P fall within different Pricing Levels, the Applicable Rate shall be based on the higher of the two Debt Ratings (with Pricing Level I being the highest and Pricing Level VI being the lowest), unless one of the two Debt Ratings is two or more Pricing Levels lower than the other, in which case the Applicable Rate shall be based on the Pricing Level corresponding to the Debt Rating that is the midpoint between the two Debt Ratings or, if there is no such midpoint, the Pricing Level that is one level lower than the Pricing Level corresponding to the higher Debt Rating.

If the relevant Debt Rating assigned by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Ultimate Parent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system (including, in such case, an amendment to replace Moody’s or S&P, as applicable, with another rating agency) or the unavailability of ratings from such rating agency, and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency or Discretionary Alternative Currency, the local time in the place of settlement for such Alternative Currency or Discretionary Alternative Currency as may be determined to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment by (a) in the case of an Alternative Currency, the Administrative Agent or the L/C Issuer, as the case may be, or (b) in the case of any Discretionary Alternative Currency, the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means MLPF&S and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint book managers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of Ultimate Parent and its Subsidiaries for the fiscal year ended December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Ultimate Parent and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) the Eurocurrency Rate in effect on such day plus 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Any change in the Federal Funds Rate or the Eurocurrency Rate will take effect on the effective date of such change in the Federal Funds Rate or the Eurocurrency Rate, as applicable.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate, including both Base Rate Committed Loans and Swing Line Loans. All Base Rate Loans will be denominated in US Dollars.

“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

“Bid Loan” has the meaning specified in Section 2.03(a).

“Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to the Borrower.

“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit C-1.

“Borrower” means Actavis Capital S.à r.l and its successors and permitted assigns; provided that any successor or permitted assign shall expressly assume all of the prior Borrower’s rights and obligations under this Agreement and the other Loan Documents in accordance with Section 11.21 and pursuant to documentation reasonably satisfactory to the Administrative Agent and Ultimate Parent.

“Borrowing” means a Committed Borrowing, a Bid Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City, New York, Dublin, Luxembourg or Bermuda and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in US Dollars or as to any Base Rate Loan, any fundings, disbursements, settlements and payments in US Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in US Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in US Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in

Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan or Bid Loan denominated in a currency other than US Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than US Dollars or Euro in respect of a Eurocurrency Rate Loan or Bid Loan denominated in a currency other than US Dollars or Euro, or any other dealings in any currency other than US Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan or Bid Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Bridge Credit Agreement” means that certain Actavis Cash Bridge Credit and Guaranty Agreement to be entered into on or prior to the Closing Date, among Intermediate Parent, the borrower thereunder, the several lenders and other parties from time to time party thereto, and Bank of America, as administrative agent thereunder, as amended, restated, supplemented or otherwise modified from time to time.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support (including backstop letters of credit), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the Second Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the total voting power of the Equity Interests in Ultimate Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) for purposes of Section 7.03 only, during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Ultimate Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Ultimate Parent and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act) other than to any Wholly Owned Subsidiary of Ultimate Parent; or

(d) the Borrower and its successor or permitted assign shall cease to be a direct or indirect Subsidiary of Ultimate Parent.

“Closing Date” means the first date all the conditions precedent in Section 4.03 are satisfied (or waived in accordance with Section 11.01), and in any event no later than the Outside Date.

“Co-Documentation Agents” means Barclays Bank PLC, Union Bank, N.A., Mizuho Bank (USA) and JPMorgan Chase Bank, N.A., in their capacities as co-documentation agents.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the US Dollar Equivalent amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Letter” means that certain commitment letter, dated February 17, 2014, among Ultimate Parent, Bank of America, MLPF&S and Mizuho Bank. Ltd.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, will be substantially in the form of Exhibit D.

“Company Materials” has the meaning specified in Section 6.02.

“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit C-2, duly completed and signed by a Lender.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Consolidated EBITDA” means, for any period, for Ultimate Parent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus, without duplication and only to the extent such amount represents a charge or expense determined in accordance with GAAP and reflected in the consolidated earnings of Ultimate Parent and regardless of classification within Ultimate Parent’s statement of income, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) losses attributable to non-controlling interest, (v) stock compensation expense, (vi) asset impairment charges or other charges associated with the revaluation of assets or liabilities, (vii) charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (viii) business restructuring charges associated with Actavis’s Global Supply Chain and Operational Excellence initiatives or other restructurings of a similar nature, (ix) costs and charges associated with the acquisition of businesses and assets including, but not limited to, Milestone Payments and integration charges, (x) litigation charges and settlements, (xi) losses and expenses associated with the sale of assets and (xii) other unusual charges or expenses minus, to the extent included in calculating such Consolidated Net Income, the sum of (1) interest income, and (2) gains or income of a nature similar to items (i) through (xii) above. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period Ultimate Parent or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period Ultimate Parent or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c) as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters of Ultimate Parent most recently ended.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Ultimate Parent and its Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, at any time, the total assets of Ultimate Parent and its Subsidiaries, at such time, that would be reflected on a consolidated balance sheet of Ultimate Parent and its Subsidiaries prepared in accordance with GAAP.

“Consolidated Total Debt” means, at any time, for Ultimate Parent and its Subsidiaries on a consolidated basis, the aggregate amount of (a) all Indebtedness for borrowed money (other than Acquisition Indebtedness prior to the consummation of the Acquisition), (b) all Receivables Facility Attributable Indebtedness, and (c) all Capital Lease Obligations and Synthetic Lease Obligations.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, court protection, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including the Luxembourg Insolvency Procedure.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to the principal of any Loan, an interest rate equal to the rate otherwise applicable to such Loan pursuant to Section 2.09 plus 2.00% per annum, and (b) when used with respect to any Unreimbursed Amount, an interest rate equal to the rate otherwise applicable to a Base Rate Loan pursuant to Section 2.09 plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent, the Borrower and Ultimate Parent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified and supported by reasonable background information provided by such Lender in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, Ultimate Parent or the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified and supported by reasonable background information provided by such Lender in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, the Borrower or Ultimate Parent, to confirm in writing to the Administrative Agent, the Borrower and Ultimate Parent that it will comply with its prospective funding obligations hereunder or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the

Administrative Agent, the Borrower or Ultimate Parent, as applicable, that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b) upon delivery of written notice of such determination to the Administrative Agent, the Borrower, Ultimate Parent, each L/C Issuer, the Swing Line Lender and each Lender, as applicable).

“Discharge of the Guaranteed Obligations” means (and shall have occurred when) (a) all Guaranteed Obligations shall have been paid in full in cash and all other obligations under the Loan Documents shall have been performed (other than (i) those expressly stated to survive termination and (ii) contingent obligations as to which no claim has been asserted), (b) no Letter of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the L/C Issuer shall have been made) and (c) all Commitments shall have terminated or expired.

“Discretionary Alternative Currency” means any lawful currency other than US Dollars and any Alternative Currency that is freely transferable and convertible into US Dollars.

“Discretionary Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in the applicable Discretionary Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Discretionary Alternative Currency with US Dollars.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v), subject to such consents, if any, as may be required under Section 11.06(b)(iii).

“Eligible Pre-Closing Lenders” means Bank of America, N.A., Mizuho Bank (USA), Wells Fargo Bank, National Association, The Bank of Tokyo-Mitsubishi, UFJ, Ltd., HSBC Bank USA, National Association, Sumitomo Mitsui Banking Corporation, The Royal Bank of Scotland plc, DnB Capital LLC, Lloyds Bank plc, Toronto Dominion (Texas), LLC, Barclays Bank PLC, Deutsche Bank AG Cayman Islands Branch, Santander Bank, N.A. and U.S. Bank, National Association and any other Person approved by Ultimate Parent and the Administrative Agent.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Ultimate Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Ultimate Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan; (b) a withdrawal by Ultimate Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Ultimate Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Ultimate Parent or any ERISA Affiliate; or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Bid Margin” means the margin above or below the Eurocurrency Rate to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

“Eurocurrency Margin Bid Loan” means a Bid Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate (“LIBOR”), as currently published on the applicable Reuters screen page (or such other commercially available source providing such quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate referenced in the preceding clause (i) is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period will be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for US Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in US Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurocurrency market at their request at the date and time of determination.

“Eurocurrency Rate Committed Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Committed Loans.

“Eurocurrency Rate Loan” means a Eurocurrency Rate Committed Loan or a Eurocurrency Margin Bid Loan. Eurocurrency Rate Loans may be denominated in US Dollars, in an Alternative Currency or in a Discretionary Alternative Currency.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its net income (however denominated), branch profits Taxes and franchise Taxes imposed on it, by the United States (or any political subdivision or taxing authority thereof or therein), or by the jurisdiction (or any political subdivision or taxing authority thereof or therein) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or by any jurisdiction with which such recipient has a present or former connection (other than solely on account of the execution, delivery, performance, filing, recording and enforcement of, and the other activities contemplated in, this Agreement), (b) any withholding Tax that is imposed on amounts payable to a recipient with respect to an applicable interest in the Loan or Commitment pursuant to any Law in effect at the time such recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Loan Parties under Section 11.13) or designates a new Lending Office, except to the extent that such recipient (or its assignor, in the case of an assignment) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding Tax pursuant to Section 3.01(a), (c) any withholding Tax that is attributable to a recipient’s failure to comply with Section 3.01(e), Section 3.01(g) or Section 3.01(h) and (c) any Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means any letter of credit issued and outstanding as of the Closing Date and designated by the Borrower as an “Existing Letter of Credit” pursuant to a written notice delivered to the Administrative Agent on or prior to the Closing Date; provided that the issuer thereof is a Lender. Each such letter of credit so designated shall be deemed to constitute a Letter of Credit and a Letter of Credit issued hereunder on the Closing Date for all purposes under this Agreement and the other Loan Documents.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code as of the Second Restatement Effective Date (or any amendment or successor provisions that are substantively similar and not materially more onerous to comply with), and any present or future regulations promulgated with respect thereto or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day will be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day will be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“First Merger” has the meaning specified in the recitals hereto.

“Fiscal Year” means the fiscal year of Ultimate Parent ending on December 31st of each calendar year.

“Foreign Subsidiary” means a Subsidiary that is not formed under the Laws of the United States, any state thereof or the District of Columbia.

“Forest Notes” means the 4.375% senior notes due February 1, 2019, the 4.875% senior notes due February 15, 2021, and the 5.0% senior notes due December 15, 2021, each issued by the Acquired Business.

“Forest SEC Documents” means all reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by the Acquired Business with the SEC or furnished by the Acquired Business to the SEC pursuant to the Securities Exchange Act.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided that, notwithstanding anything in this Agreement to the contrary, leases will be accounted for using accounting principles as in effect on the Second Restatement Effective Date.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee will be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” means (a) the Obligations and (b) whether or not constituting Obligations, the unpaid principal of and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower (including a Luxembourg Insolvency Procedure) or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Borrower or any Guarantor to the Administrative Agent or any Lender which may arise under or in connection with any Loan Document.

“Guaranteed Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer and each Indemnitee.

“Guarantors” means Ultimate Parent, Intermediate Parent and each Subsidiary Guarantor.

“Guaranty” means the Guarantee of the Guarantors contained in Article IX.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.04(c)(ii).

“Increase Effective Date” has the meaning specified in Section 2.15(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness will have been assumed by such Person or is limited in recourse;

(f) Capital Lease Obligations;

(g) Synthetic Lease Obligations;

(h) Receivables Facility Attributable Indebtedness; and

(i) all Guarantees of such Person in respect of any of the foregoing; provided that Indebtedness shall not include any performance guarantee or any other guarantee that is not a guarantee of other Indebtedness.

For all purposes hereof, the Indebtedness of any Person will include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date will be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period will also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (or, if agreed to by all Lenders, twelve months or a period of shorter than one month), as selected by the Borrower in its Committed Loan Notice or Bid Request, as the case may be; and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Borrower in its Bid Request; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period will extend beyond the Maturity Date.

“Intermediate Parent” means Warner Chilcott Limited and its successors and permitted assigns; provided that any successor or permitted assign shall expressly assume all of the prior Intermediate Parent’s rights and obligations under this Agreement and the other Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent and Ultimate Parent.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance (other than prepaid expenses, extension of trade credit and advances to customers and suppliers, advances to employees and similar items to the extent made in the ordinary course of business) or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other

Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances will be denominated in US Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings will be denominated in US Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America or any other Lender that agrees to act in such capacity appointed by the Borrower or Ultimate Parent with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), in any case, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and with respect to the Existing Letters of Credit, the issuers thereof.

“L/C Obligations” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit will be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit will be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office, offices, branch, branches, Subsidiary, Subsidiaries, Affiliate or Affiliates of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office, offices, branch, branches, Subsidiary, Subsidiaries, Affiliate or Affiliates as a Lender may from time to time notify the Borrower, Ultimate Parent and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in US Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer and provided to the Borrower upon its request for a Letter of Credit.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.04(h).

“Letter of Credit Sublimit” means an amount equal to the US Dollar Equivalent of $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan, a Bid Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, the Second Amendment Agreement, each Note, the Agent Fee Letter, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, each Letter of Credit and each Subsidiary Guarantor Counterpart.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Insolvency Procedure” means, in relation to the Borrower or any of its assets, the opening of any of the following procedures: (i) a bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code; (ii) a controlled management (gestation controlee) within the meaning of the Luxembourg grand ducal regulation of 24 May 1935 on controlled management; (iii) a voluntary arrangement with creditors (concordat préventif de faillite) within the meaning of the Luxembourg law of 13 April 1886 on arrangements to prevent insolvency, as amended; (iv) a suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code; (v) a voluntary or compulsory winding-up pursuant to the Luxembourg Companies Act, or any other insolvency proceedings pursuant to Luxembourg law or the Council Regulation (EC) No.1346/2000 of May 29, 2000 on insolvency proceedings.

“Major Default” means a Default that has occurred and is continuing under Section 8.01 (a), (b), (e), (f), (g), (j) (solely with respect to this Agreement, including Article IX) or (k).

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration (including the aggregate principal amount of any Indebtedness that is assumed by Ultimate Parent or any Subsidiary following such acquisition) by Ultimate Parent and its Subsidiaries in excess of $300,000,000 (including the value of any Equity Interests of Ultimate Parent or any of its Subsidiaries used as consideration in any such transaction).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, results of operations or financial condition of Ultimate Parent and its Subsidiaries taken as a whole; (b) a material adverse effect on the ability of any Loan Party to perform its payment Obligations under any Loan Document to which it is a party; or (c) a material adverse effect on the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Disposition” means any Disposition of property or series of Dispositions of property (other than any sale and leaseback transaction or any Permitted Receivables Transfer, in each case to the extent the Indebtedness or Liens arising in connection therewith are permitted under Sections 7.01 and 7.02) that yield gross proceeds (including the aggregate principal amount of any Indebtedness of Ultimate Parent or any Subsidiary that is assumed by another Person following such Disposition) to Ultimate Parent or any of its Subsidiaries in excess of $300,000,000.

“Material Indebtedness” means Indebtedness (other than the Obligations) of any one or more of Ultimate Parent and its Subsidiaries in an aggregate principal amount exceeding $200,000,000.

“Material Subsidiary” means each Subsidiary of Ultimate Parent that meets any of the following tests: (a) its assets equal or exceed 5% of Consolidated Total Assets of Ultimate Parent as of the last day of Ultimate Parent’s most recently ended fiscal quarter, or (b) its revenues equal or exceed 5% of the total revenues of Ultimate Parent and its Subsidiaries on a consolidated basis as of the last day of Ultimate Parent’s most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter; provided that if the Subsidiaries that meet either of the tests in clause (a) or (b), when combined with revenues generated or assets owned directly by Loan Parties and Material Subsidiaries (excluding any assets or revenues located or generated at Subsidiaries that are neither Loan Parties nor Material Subsidiaries), aggregate less than 90% of the Consolidated Total Assets or total revenues of Ultimate Parent on a consolidated basis, Ultimate Parent shall identify additional Subsidiaries to constitute Material Subsidiaries until such threshold is met.

“Maturity Date” means September 16, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Merger Agreement” has the meaning specified in the recitals hereto.

“Merger Sub 1” has the meaning specified in the recitals hereto.

“Merger Sub 2” has the meaning specified in the recitals hereto.

“Milestone Payments” means payments made under contractual arrangements arising in connection with any acquisition (or licensing) of assets or Equity Interests by Ultimate Parent or any Subsidiary to the sellers (or licensors) of the assets or Equity Interests acquired (or licensed) under such contractual arrangements based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Ultimate Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Worth” means, as at any time, the sum of Consolidated Total Assets of Ultimate Parent less all liabilities of Ultimate Parent and its Subsidiaries, at such time, calculated in accordance with GAAP on a consolidated basis.

“Non-Extension Notice Date” has the meaning specified in Section 2.04(b)(iii).

“Non-U.S. Lender” means any Lender that is not a “United States person,” as such term is defined in Section 7701(a)(3) of the Code.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit F.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” has the meaning specified in Section 5.13.

“OFAC Countries” has the meaning specified in Section 5.13.

“OFAC Listed Person” has the meaning specified in Section 5.13.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation, association or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means September 16, 2011.

“Originators” means Ultimate Parent and/or any of its Subsidiaries in their respective capacities as parties to any Receivables Purchase Documents as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transfer.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outside Date” means August 17, 2014; provided that if, as of such date, the condition set forth in Section 7.1(d) of the Merger Agreement and/or the condition set forth in Section 7.1(c) of the Merger Agreement (if the applicable Adverse Law (as defined in the Merger Agreement) or Order (as defined in the Merger Agreement) is an order or injunction of a court of competent jurisdiction under an Antitrust Law (as defined in the Merger Agreement)) has not been satisfied but all other conditions to the Closing (as defined in the Merger Agreement) set forth in Article VII of the Merger Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied), and either Ultimate Parent or the Acquired Business has prior to August 17, 2014, extended the “Outside Date” under the Merger Agreement by an additional three months until November 17, 2014, such extended date shall thereafter be considered the Outside Date; provided, further, that if on the Outside Date as extended pursuant to the preceding proviso, the condition set forth in Section 7.1(d) of the Merger Agreement and/or the condition set forth in Section 7.1(c) of the Merger Agreement (if the applicable Adverse Law or Order is an order or injunction of a court of competent jurisdiction under an Antitrust Law) has not been satisfied but all other conditions to the Closing set forth in Article VII of the Merger Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied), and either Ultimate Parent or the Acquired Business have, prior to November 17, 2014, extended the “Outside Date” under to the Merger Agreement by an additional one month until December 17, 2014, such extended date shall thereafter be considered the Outside Date.

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the US Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; (iii) with respect to Bid Loans on any date, the US Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Bid Loans occurring on such date; and (iv) with respect to any L/C Obligations on any date, the US Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate reasonably determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency or a Discretionary Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency or Discretionary Alternative Currency, as the case may be, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for the applicable Alternative Currency or Discretionary Alternative Currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(e).

“Participant Register” has the meaning specified in Section 11.06(e).

“Participating Member State” means each state so described in any EMU Legislation.

“Passive Holding Companies” has the meaning specified in Section 7.09.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Ultimate Parent or any ERISA Affiliate or to which Ultimate Parent or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Receivables Transfer” means (a) a sale or other transfer by an Originator to an SPV or any other Person of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (b) a sale or other transfer by an Originator or an SPV to (i) purchasers of or other investors in such Receivables and Related Security or (ii) any other Person (including an SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security, in each case pursuant to and in accordance with the terms of the applicable Receivables Purchase Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Ultimate Parent or any ERISA Affiliate or any such Plan to which Ultimate Parent or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Post-Closing Restructuring” means, collectively, all intercompany transactions between Ultimate Parent and one or more of its Subsidiaries or among two or more Subsidiaries that, in each case do not result in a change of jurisdiction of the Borrower to a jurisdiction other than Luxembourg, Ireland, Bermuda, Puerto Rico or the United States or a political subdivision thereof or involve the release of (a) Ultimate Parent as a Guarantor under this Agreement, (b) so long as Actavis is an obligor in respect of the 5.00% Senior Notes due 2014, the 6.125% Notes due 2019, the 1.875% Senior Notes due 2017, the 3.250% Notes due 2022 or the 4.625% Notes due 2042 due pursuant to that certain Base Indenture, dated as of August 24, 2009, as amended and supplemented through the Third Supplemental Indenture, dated as of October 2, 2012

(collectively, the “Existing Notes”), Actavis as a Guarantor under this Agreement or (c) so long as Actavis SCS is an obligor in respect of the 1.300% Notes due 2017, the 2.450% Notes due 2019, the 3.850% Notes due 2024 or the 4.850% Notes due 2044, Actavis SCS as a Guarantor under this Agreement.

“Pre-Advanced Funds” has the meaning specified in Section 2.02(d).

“Pre-Funding Compensation Amount” has the meaning specified in Section 2.02(d).

“Pre-Funding Date” has the meaning specified in Section 2.02(c).

“Protesting Lender” has the meaning specified in Section 11.21(b).

“Public Lender” has the meaning specified in Section 6.02.

“Receivables” means, with respect to any Originator or SPV, such Originator’s or SPV’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of such Originator or SPV to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Receivables and Related Security” means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Transfer.

“Receivables Facility Attributable Indebtedness” means the amount of obligations outstanding under a Receivables Purchase Facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

“Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which one or more Originators sell or transfer to one or more SPVs all of their respective rights, title and interests in and to certain Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Receivables Purchase Facility” means the securitization facility made available to Ultimate Parent and its Subsidiaries, pursuant to which the Receivables and Related Security of the Originators are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

“Refinancing” means the termination of that certain Credit Agreement, dated as of December 4, 2012, by and among Forest Laboratories, Inc., JP Morgan Chase Bank, N.A., as

administrative agent, and the other lenders party thereto, as amended by that certain Amendment No. 1, dated as of December 2, 2013, and payment in full any indebtedness (other than contingent indemnification obligations) outstanding thereunder.

“Register” has the meaning specified in Section 11.06(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees and agents of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived under current law.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender will be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, a manager (gérant), an authorized signatory acting jointly with a manager (gérant), a director, the chief financial officer, a vice president, the vice president and treasurer, chief legal officer or the vice president and controller of any Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party will be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer will be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Ultimate Parent, the Borrower or any Material Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to Ultimate Parent’s shareholders, partners or members (or the equivalent Person thereof).

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency or a Discretionary Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Committed Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent will determine or, in the case of any Committed

Loan, the Required Lenders will require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer will determine or the Required Lenders will require.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Financial, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency and (c) with respect to disbursements and payments in a Discretionary Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Discretionary Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Agreement” means that certain Second Amendment Agreement to this Agreement, dated as of the Second Restatement Effective Date, by and among Borrower, Actavis, Ultimate Parent, the lenders party thereto, and Bank of America, as Administrative Agent.

“Second Restatement Effective Date” means the date on which the conditions precedent set forth in Section 4 of the Second Amendment Agreement have been satisfied, which date is June 30, 2014.

“Second Merger” has the meaning specified in the recitals hereto.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person (including, for the avoidance of doubt, property consisting of the residual equity value of such Person’s subsidiaries) is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person (including, for the avoidance of doubt, property consisting of the residual equity value of such Person’s subsidiaries) is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities, (c) such Person has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise), (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date, (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, and (f) such Person is “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code of the United States and applicable Laws relating to fraudulent transfers and conveyances. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means, at any time, an Alternative Currency or a Discretionary Alternative Currency that is not the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by (a) with respect to an Alternative Currency, the Administrative Agent or the L/C Issuer, as applicable, and (b) with respect to a Discretionary Alternative Currency, the Administrative Agent, in each case to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that (i) with respect to an Alternative Currency, the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer and (ii) with respect to a Discretionary Alternative Currency, the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent, in each case if the Person acting in such capacity does not have, as of the date of determination, a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or (b) that is, at the time any determination is made, otherwise Controlled, by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” will refer to a Subsidiary or Subsidiaries of Ultimate Parent. For the avoidance of doubt, prior to the consummation of the Acquisition, the Acquired Business and its Subsidiaries shall not constitute a Subsidiary or Subsidiaries of Ultimate Parent.

“Subsidiary Guarantor” means (a) Actavis, (b) Actavis SCS and (c) each other Subsidiary of Ultimate Parent that, after the Second Restatement Effective Date, becomes a party to this Agreement as a “Guarantor” either at the election of Ultimate Parent or as required by Section 6.12 by executing and delivering to the Administrative Agent a Subsidiary Guarantor Counterpart. As of the Second Restatement Effective Date, Actavis and Actavis SCS are the only Subsidiary Guarantors.

“Subsidiary Guarantor Counterpart” means the Subsidiary Guarantor Counterpart Agreement to be entered into by any Subsidiary Guarantor (other than Actavis and Actavis SCS) in favor of the Administrative Agent, substantially in the form of Exhibit G.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender) or any third party in the business of determining such values acceptable to the Administrative Agent.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.05(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, will be substantially in the form of Exhibit I.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Syndication Agent” means Wells Fargo Bank, N.A., in its capacity as syndication agent.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), and the amount of such obligation shall be the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as capital lease.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transactions” means, collectively, (a) the consummation of the Acquisition, (b) the Refinancing, (c) the execution and delivery by the Loan Parties of the Second Amendment Agreement, (d) the execution and delivery of the Actavis Term Loan Credit Agreement, and the borrowing of the loans thereunder, (e) the execution and delivery of the Cash Bridge Credit Agreement and the borrowing of loans thereunder and (f) the issuance and sale by Actavis SCS of senior unsecured notes in an aggregate amount of $3,700,000,000.

“Type” means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan, and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurocurrency Margin Bid Loan.

“Ultimate Parent” means Actavis plc and its successors.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(ii).

“Unused Commitment Fee” has the meaning specified in Section 2.10(a).

“US Dollar” and “$” mean lawful money of the United States.

“US Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in US Dollars, such amount, (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in US Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of US Dollars with such Alternative Currency and (c) with respect to any amount denominated in any Discretionary Alternative Currency, the equivalent amount thereof in US Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of US Dollars with such Discretionary Alternative Currency.

“Voidable Transfer” has the meaning specified in Section 9.10.

“Warner Chilcott” means Warner Chilcott plc, a public limited company incorporated under the laws of Ireland.

“Warner Chilcott Company” means Warner Chilcott Company, LLC, a limited liability company organized under the Laws of Puerto Rico.

“Warner Chilcott Finance” means Warner Chilcott Finance, LLC, a Delaware limited liability company.

“WC SEC Documents” means all reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by Warner Chilcott with the SEC or furnished by Warner Chilcott to the SEC pursuant to the Securities Exchange Act.

“WC Term Loan Credit Agreement” means that certain Amended and Restated WC Term Loan Credit and Guaranty Agreement, dated as of June 9, 2014, among Ultimate Parent, Intermediate Parent and Warner Chilcott Finance, as a guarantors thereunder, Warner Chilcott Corporation, a Delaware corporation, Actavis WC 2 S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, and Warner Chilcott Company, as borrowers, each lender from time to time party thereto and Bank of America, as administrative agent thereunder, as amended, restated, supplemented or otherwise modified from time to time.

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person all the Equity Interests of which (except for directors’ qualifying shares) are, at the time any determination is being made, owned, Controlled or held by such Person and/or one or more wholly owned Subsidiaries of such Person.

“Withholding Agents” means any Loan Party and the Administrative Agent.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” The word “will” will be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person will be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, will be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules will be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation will, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and will not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Ultimate Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Ultimate Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and Ultimate Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Ultimate Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For the avoidance of doubt, all calculations, ratios and computations with respect to leases contained in this Agreement will be computed with respect to each lease in conformity with GAAP as in effect on the Second Restatement Effective Date.

(c) Pro Forma Calculations. All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall be calculated after giving pro forma effect thereto immediately after giving effect to such acquisition or disposition (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Sections 6.01(a) or 6.01(b), and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness and any related cost savings, operating expense reductions and synergies which, in the case of reductions in cost, (i) are calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act of 1933, as amended or (ii) are implemented, committed to be implemented, the commencement of implementation of which has begun or reasonably expected to be implemented in good faith by the business that was the subject of any such asset acquisition, disposition or operational change within twelve (12) months of the date of such asset acquisition, disposition or operational change and that are factually supportable and quantifiable and expected to have a continuing impact, as if, in the case of each of clauses (i) and (ii), all such reductions in costs had been effected as of the beginning of such period, decreased by any non-one-time incremental expenses incurred or to be incurred during the prior twelve month period in order to achieve such reduction in costs. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness).

1.04 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, will determine the Spot Rates as of each Revaluation Date to be used for calculating US Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. The Administrative Agent will determine the Spot Rates as of each Revaluation Date to be used for calculating US Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Discretionary Alternative Currencies. Such Spot Rates will become effective as of such Revaluation Date and will be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Ultimate Parent hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than US Dollars) for purposes of the Loan Documents will be such US Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Committed Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Committed Borrowing, Eurocurrency Rate Committed Loan or Letter of Credit is denominated in an Alternative Currency, such amount will be the relevant Alternative Currency Equivalent of such US Dollar amount (rounded to the nearest unit of such Alternative Currency with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

(c) Wherever in this Agreement in connection with a Bid Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Bid Loan, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Bid Borrowing or Eurocurrency Rate Bid Loan is denominated in a Discretionary Alternative Currency, such amount will be the relevant Discretionary Alternative Currency Equivalent of such US Dollar amount (rounded to the nearest unit of such Discretionary Alternative Currency with 0.5 of a unit being rounded upward), as determined by the Administrative Agent

1.05 Additional Alternative Currencies. (a) The Borrower may from time to time request that Eurocurrency Rate Committed Loans or Absolute Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than US Dollars) that is readily available and freely transferable and convertible into US Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Committed Loans, such request will be subject to the approval of the Administrative Agent and the Lenders; in the case of any such request with respect to the making of Bid Loans, such request will be subject to the approval of the Administrative Agent and will be deemed acceptable to any Lender submitting a Competitive Bid in connection with such Bid Loan; and in the case of any such request with respect to the issuance of Letters of Credit, such request will be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request will be made to the Administrative Agent not later than 10:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent will promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent will promptly notify the L/C Issuer thereof. Any such request pertaining to a particular Bid Loan must be set forth in the corresponding Bid Request following approval thereof by the Administrative Agent. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) will notify the Administrative Agent, not later than 10:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence will be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent will so notify the Borrower and Ultimate Parent and such currency will thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; if the Administrative Agent consents to making Bid Loans in such requested currency, the Administrative Agent shall so notify the Borrower and Ultimate Parent and such currency will thereupon be deemed for all purposes to be a Discretionary Alternative Currency hereunder for purposes of any Bid Borrowing; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent will so notify the Borrower and such currency will thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent will fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent will promptly so notify the Borrower and Ultimate Parent.

1.06 Change of Currency. (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Second Restatement Effective Date will be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency will be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis will be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement will take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement will be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also will be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.07 Times of Day. Unless otherwise specified, all references herein to times of day will be references to Eastern time (daylight or standard, as applicable).

1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time will be deemed to be the US Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit will be deemed to be the US Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.09 Rounding. Any financial ratios required to be maintained by Ultimate Parent pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.10 Schedules. Notwithstanding anything in this Agreement to the contrary, solely with respect to any changes relating to the Acquired Business and its Subsidiaries and only to the extent permitted by the Merger Agreement, to the extent any changes or updates occur between the Second Restatement Effective Date and the Closing Date which would make the contents of Schedules 7.01 and/or 7.02 incorrect or incomplete, Ultimate Parent may deliver to the Administrative Agent an updated version of such Schedules on or prior to the Closing Date, which updated version shall replace the version of such Schedules delivered on the Second Restatement Effective Date without any requirement for any amendment or any consent by the Administrative Agent, any Lender or Ultimate Parent. For the avoidance of doubt, such Schedules may not be amended pursuant to this Section 1.10 after the Closing Date.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower in US Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings will not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Commitment, and (iii) the aggregate Outstanding Amount of all Committed Loans, all Bid Loans and all Letters of Credit denominated in Alternative Currencies will not exceed the Alternative Currency Sublimit. For the avoidance of doubt, Loans outstanding under the Existing Credit Agreement immediately prior to the Second Restatement Effective Date shall continue as Loans under this Agreement upon the effectiveness of this Agreement. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Committed Loans. (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Committed Loans will be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone (and confirmed promptly by hand delivery, fax or email). Each such notice must be received by the

Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans denominated in US Dollars or of any conversion of Eurocurrency Rate Committed Loans denominated in US Dollars to Base Rate Committed Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Borrower wishes to request Eurocurrency Rate Committed Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 noon (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in US Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, whereupon the Administrative Agent will give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in US Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, the Administrative Agent will notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by hand delivery, fax or e-mail to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans will be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Committed Borrowing of or conversion to Base Rate Committed Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) will specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which will be a Business Day) and, if applicable, the requested Pre-Funding Date, (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed. If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested will be made in US Dollars. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice, then the applicable Committed Loans will be made as Base Rate Loans. If the Borrower fails to give timely notice requesting a conversion or continuation of a Eurocurrency Rate Committed Loan, such Eurocurrency Rate Committed Loan will be continued with an Interest Period of one month and in its original currency. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent will promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent will notify each Lender of the details of any continuation of Committed Loans denominated in a currency other than US Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender will make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in US Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. If the Pre-Funding Date has been specified, the Administrative Agent shall make such funds available not later than 9:00 a.m. on the Business Day on which the Administrative Agent receives the evidence referred to above that the conditions in Section 4.03 are satisfied (or waived). Upon satisfaction (or waiver) of the applicable conditions set forth in Section 4.02 (or, in the case of Acquisition Loans, Section 4.03), the Administrative Agent will make all funds so received available to the Borrower in like and Same Day Funds as received by the Administrative Agent not later than 2:00 p.m. on the Business Day such funds are so received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in US Dollars is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, will be applied to the payment in full of any such L/C Borrowings, and, second, will be made available to the Borrower as provided above.

(c) Following the Second Restatement Effective Date, the Borrower may require that Lenders transfer funds to the Administrative Agent in advance of the anticipated Closing Date set forth in the Loan Notice to hold in reserve pursuant to Section 2.02(d), by specifying, in the relevant Loan Notice, the date (the “Pre-Funding Date”) upon which Lenders shall deliver such funds to the Administrative Agent to be held in reserve (which requested Pre-Funding Date may be no earlier than three Business Days prior to the anticipated Closing Date set forth in the Loan Notice). In the event the Borrower specifies a Pre-Funding Date in a Loan Notice, then such Loan Notice shall be submitted not later than (i) 12:00 noon three Business Days prior to the Pre-Funding Date of any Borrowing of Eurodollar Rate Loans, and (ii) 10:00 a.m. on the Pre-Funding Date of any Borrowing of Base Rate Loans.

(d) If a Pre-Funding Date is specified in a Loan Notice, on the requested Pre-Funding Date, no later than 1:00 p.m., each Lender shall deliver to the Administrative Agent an amount equal to its Applicable Percentage of the Loans requested to be made on the Closing Date, by wire transfer of immediately available funds to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders and each Lender hereby irrevocably authorizes the Administrative Agent to release such funds (the “Pre-Advanced Funds”) and use them to fund such Lender’s Applicable Percentage of the Loans on the Closing Date unless the Administrative Agent shall have received written notice from such Lender prior to 9:00 a.m. on the anticipated Closing Date set forth in the Loan Notice that any one or more of the conditions precedent in Section 4.03 has not been satisfied specifying both the conditions precedent that have not been satisfied and its objection thereto. The Pre-Advanced Funds shall be held in reserve by the Administrative Agent for the benefit of such Lender, upon the following terms:

(i) The Administrative Agent shall release the Pre-Advanced Funds only as follows: (A) the Administrative Agent shall release the Pre-Advanced Funds of each Lender to fund such Lender’s Applicable Percentage of the Loans on the Closing Date, without any further authorization from such Lender, or (B) if for any reason the Closing Date does not occur on or before 11:59 p.m. on the date that is two Business Days after the proposed Closing Date set forth in the Loan Notice, the Administrative Agent shall promptly return to each Lender the portion of the Pre-Advanced Funds delivered by such Lender.

(ii) The Administrative Agent shall hold the Pre-Advanced Funds in a non-interest bearing account with Bank of America.

(iii) It is understood and agreed that, except as set forth in Section 2.02(c), the Borrower shall have no right, title or interest in any Pre-Advanced Funds, and shall have no right to give directions to the Administrative Agent with regard to investment, application or release of such funds or otherwise with respect to such funds. Whether or not the Closing Date occurs and whether or not Loans are made on the Closing Date, the Borrower agrees to pay to each Lender an amount (the “Pre-Funding Compensation Amount”) that is equal to the amount of interest that would have accrued hereunder on its Pre-Advanced Funds (at the rate(s) requested by the Borrower in the Loan Notice) if such Pre-Advanced Funds had been used to fund Loans on the Pre-Funding Date (or, if later, the date such funds were delivered to the Administrative Agent to be placed in reserve) and as if such Loans were outstanding for the period of time that such Pre-Advanced Funds remain in reserve. To the extent that a Lender’s Pre-Advanced Funds are used to fund its Applicable Percentage of Loans made on the Closing Date, (x) such Loans shall be deemed to have been made by such Lender on the date that such Lender funded its Pre-Advanced Funds and having an Interest Period, if applicable, commencing on the Closing Date and (y) the Pre-Funding Compensation Amount shall be due and payable by the Borrower to such Lender on the first Interest Payment Date following the Closing Date. To the extent that all or any part of a Lender’s Pre-Advanced Funds are returned to such Lender for any reason and are not used to fund Loans, the Pre-Funding Compensation Amount shall be due and payable by the Borrower to such Lender within one Business Day after demand, together with any amount payable pursuant to Section 3.05.

(e) Except as otherwise provided herein, a Eurocurrency Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate

Committed Loan. During the existence of an Event of Default, no Loans may be converted to or continued as Eurocurrency Rate Committed Loans (whether in US Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Committed Loans denominated in an Alternative Currency be prepaid, or redenominated into US Dollars in the amount of the US Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(f) The Administrative Agent will promptly notify the Borrower and Ultimate Parent and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent will notify the Borrower and the Lenders of any change in the prime rate used in determining the Base Rate promptly following the public announcement of such change.

(g) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there will not be more than ten Interest Periods in effect with respect to Committed Loans.

2.03 Bid Loans.

(a) General. Subject to the terms and conditions set forth herein, each Lender agrees that the Borrower or Ultimate Parent may from time to time request the Lenders to submit offers to make loans in a Discretionary Alternative Currency (each such loan, a “Bid Loan”) to the Borrower prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of all Bid Loans and all Committed Loans and all Letters of Credit denominated in Alternative Currencies will not exceed the Alternative Currency Sublimit. There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time.

(b) Requesting Competitive Bids. The Borrower may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon five Business Days prior to the requested date of any Bid Borrowing (or six Business Days in the case of any Special Notice Currency). Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, except at initial funding), (iii) the Type of Bid Loans requested, (iv) the duration of the Interest Period with respect thereto, and (v) the requested Discretionary Alternative Currency, and shall be signed by a Responsible Officer of the Borrower. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Bid Loans may only be Absolute Rate Loans or Eurocurrency Margin Bid Loans. Unless the Administrative Agent otherwise agrees in its sole discretion, the Borrower may not submit a Bid Request if it has submitted another Bid Request within the prior 30 days.

(c) Submitting Competitive Bids.

(i) The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Borrower and the contents of such Bid Request.

(ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 11:30 a.m. four Business Days prior to the requested date of any Bid Borrowing (or five Business Days in the case of any Special Notice Currency); provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 11:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, except at initial funding, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Eurocurrency Margin Bid Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Margin Bid Loan and the Interest Period applicable thereto; (E) that such bidding Lender may advance the Bid Borrowing in the proposed Discretionary Alternative Currency, and (F) the identity of the bidding Lender.

(iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.

(iv) Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

(d) Notice to the Borrower and Ultimate Parent of Competitive Bids. Not later than 12:00 noon four Business Days prior to the requested date of any Bid Borrowing (or five Business Days in the case of any Special Notice Currency), the Administrative Agent shall notify the Borrower and Ultimate Parent of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

(e) Acceptance of Competitive Bids. Not later than 12:30 p.m. four Business Days prior to the requested date of any Bid Borrowing (or five Business Days in the case of any Special Notice Currency), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:

(i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

(ii) the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, except at initial funding;

(iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins within each Interest Period; and

(iv) the Borrower may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

(f) Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Borrower, Ultimate Parent, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.

(g) Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.

(h) Notice of Eurocurrency Rate. If any Bid Borrowing is to consist of Eurocurrency Margin Bid Loans, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Borrower, Ultimate Parent and the Lenders that will be participating in such Bid Borrowing of such Eurocurrency Rate.

(i) Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Borrower shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds in the Discretionary Alternative Currency requested at the Administrative Agent’s Office not later than 2:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like and Same Day Funds as received by the Administrative Agent not later than 3:00 p.m. on the date of the requested Bid Borrowing.

(j) Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

2.04 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Second Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in US Dollars or in one or more Alternative Currencies for the account of the Borrower or any other Subsidiary of Ultimate Parent, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any other Subsidiary of Ultimate Parent and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings will not exceed the Aggregate Commitments, (x) the Outstanding Amount of all Bid Loans plus the Outstanding Amount of all Committed Loans and all Letters of Credit denominated in Alternative Currencies will not exceed the Alternative Currency Sublimit, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations will not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit will be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the ability to obtain Letters of Credit will be fully revolving, and accordingly, during the foregoing period, Letters of Credit may be obtained to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer will not issue any Letter of Credit, if:

(A) subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date, such Letter of Credit is Cash Collateralized or a back-stop letter of credit issued by a bank or financial institution reasonably acceptable to the Administrative Agent and the L/C Issuer is provided thereof; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer will not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator will by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer will prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Second Restatement Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Second Restatement Effective Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit issued to customers of the L/C Issuer that are similarly situated to the Borrower;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than US Dollars or an Alternative Currency;

(E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; provided that such currency is not US Dollars; or

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential

Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer will be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer will act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer will have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit will be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower and, if applicable, any Subsidiary of Ultimate Parent. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 3:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application will specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which will be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application will specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which will be a Business Day);

(C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower will use its commercially reasonable efforts to furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing by hand delivery, fax or e-mail) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from the Lenders, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV will not then be satisfied (or waived), then, subject to the terms and conditions hereof, the L/C Issuer will, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower will not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders will be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer will not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing by hand delivery, fax or e-mail) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Lenders have elected not to permit such extension or (2) from the Administrative Agent, the Required Lenders or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (or waived), and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and Ultimate Parent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) On the Closing Date and without further action by any party hereto, the L/C Issuer shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from such L/C Issuer, a participation in each Existing Letter of Credit equal to such Lender’s Applicable Percentage of (i) the aggregate amount available to be drawn thereunder and (ii) the aggregate unpaid amount of any outstanding reimbursement obligations in respect thereof. Such participations shall be on all the same terms and conditions as participations otherwise granted under this Section 2.04(c).

(ii) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer will notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency (or in a currency other than US Dollars or an Alternative Currency as provided in Section 2.04(a)(iii)(D)), the Borrower will reimburse the L/C Issuer in such Alternative Currency (or such other currency as provided in Section 2.04(a)(iii)(D)), unless (A) the L/C Issuer (at its option) will have specified in such notice that it will require reimbursement in US Dollars, or (B) in the absence of any such requirement for reimbursement in US Dollars, the Borrower will have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in US Dollars. In the case of any such reimbursement in US Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency (or such other currency as provided in Section 2.04(a)(iii)(D)), the L/C Issuer will notify the Borrower of the US Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in US Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (or such other currency as provided in Section 2.04(a)(iii)(D)) (each such date, an “Honor Date”), the Borrower will reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency (or, if notice of payment is delivered to the Borrower after 11:00 a.m. on the Honor Date, the next Business Day). If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent will promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in US Dollars in the amount of the US Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency or such other currency as provided in Section 2.04(a)(iii)(D)) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower will be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in

Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(ii) may be given by telephone if immediately confirmed in writing by hand delivery, fax or e-mail; provided that the lack of such an immediate confirmation will not affect the conclusiveness or binding effect of such notice.

(iii) Each Lender will upon any notice pursuant to Section 2.04(c)(ii) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in US Dollars, at the Administrative Agent’s Office for US Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iv), each Lender that so makes funds available will be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent will remit the funds so received to the L/C Issuer in US Dollars.

(iv) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower will be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing will be due and payable on demand (together with interest) and will bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(iii) will be deemed payment in respect of its participation in such L/C Borrowing and will constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(v) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount will be solely for the account of the L/C Issuer.

(vi) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), will be absolute and unconditional and will not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Loan Party, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the satisfaction of the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance will relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vii) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(iii), then, without limiting the other provisions of this Agreement, the L/C Issuer will be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) will be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in US Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender will pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause will survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing will be absolute, unconditional and irrevocable, and will be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower will promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower will be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer will not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer will be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, willful misconduct or bad faith; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and will not, preclude the Borrower and/or another Subsidiary of Ultimate Parent, as applicable, pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer will be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower and/or another Subsidiary of Ultimate Parent, as applicable, may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower or such other Subsidiary of Ultimate Parent, to the extent, but only to the extent, of any direct, as opposed to special, punitive, consequential or exemplary, damages suffered by them which they prove were caused by the L/C Issuer’s willful misconduct, gross negligence or bad faith or the L/C Issuer’s willful failure to pay or material breach in bad faith under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer will not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP will apply to each Letter of Credit.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in US Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the US Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees pursuant to this Section 2.04(h) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credits for which it has provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04; provided, however, any Letter of Credit Fees not payable for the account of a Defaulting Lender pursuant to this sentence shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credits pursuant to Section 2.17(a)(iv), with the balance of such Letter of Credit Fees, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower will pay directly to the L/C Issuer for its own account, in US Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Agent Fee Letter, computed on the US Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee will be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit will be determined in accordance with Section 1.08. In addition, the Borrower will pay directly to the L/C Issuer for its own account, in US Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof will control.

(k) Reporting. On a monthly basis, each L/C Issuer shall deliver to the Administrative Agent a list of all outstanding Letters of Credit issued by such L/C Issuer in such detail as the Administrative Agent shall reasonably request.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a or any other Subsidiary of Ultimate Parent, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any other Subsidiary of Ultimate Parent inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.05 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, to make loans in US Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings will not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Commitment, and (iii) the Swing Line Lender shall not be under any obligation to make any such Swing Line Loan if any Lender is at such time a Defaulting Lender, unless the Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swing Line Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Swing Line Loan then proposed to be made or that Swing Line Loan and all other Swing Line Loans then outstanding as to which the Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion, and provided, further, that the Borrower will not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan will be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing will be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and will specify (i) the amount to be borrowed, which will be a minimum of $500,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which will be a Business Day. Each such telephonic notice must be confirmed promptly by hand delivery, fax or e-mail to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of the Lenders) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied (or waived), then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request will be made in writing (which written request will be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the satisfaction of the conditions set forth in Section 4.02. The Swing Line Lender will furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender severally agrees to make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for US Dollar-denominated payments not later than 2:00 P.M. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available will be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent will remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein will be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) will be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender will be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid will constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) will be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) will be absolute and unconditional and will not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the any Loan Party, any Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.05(c) is subject to the satisfaction of the conditions set forth in Section 4.02. No such funding of risk participations will relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender will pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause will survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender will be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage will be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower will make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.06 Prepayments. (a) The Borrower may, upon notice from it to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in US Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Committed Loans denominated in US Dollars will be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Committed Loans denominated in Alternative Currencies will be in a minimum principal amount of the US Dollar Equivalent of $5,000,000 or a whole multiple of the US Dollar Equivalent of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice will specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Committed Loans are to be prepaid, the Interest Period(s) of such Loans; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Aggregate Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, it will make such prepayment and the payment amount specified in such notice will be due and payable on the date specified therein, subject to revocation in connection with a conditional notice of termination as described above. Any prepayment of a Eurocurrency Rate Committed Loan will be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment will be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages. No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.

(b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the date of the prepayment, and (ii) any such prepayment will be in a minimum principal amount of $100,000. Each such notice will specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower will make such prepayment and the payment amount specified in such notice will be due and payable on the date specified therein, subject to revocation in connection with a conditional notice of termination as described in clause (a) above.

(c) If the Administrative Agent notifies the Borrower at any time that the Total Outstandings at such time exceed the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrower will prepay Loans and/or the Borrower will Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.17(a)(ii), the Borrower will not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

(d) If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Loans and all Letters of Credit denominated in an Alternative Currency, a Discretionary Alternative Currency or a currency (other than US Dollars or an Alternative Currency) described in Section 2.04(a)(iii)(D), as applicable, at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower will prepay Loans in an Alternative Currency, a Discretionary Alternative Currency or such other currency, as applicable, Cash Collateralize Letters of Credit issued in an Alternative Currency, or any combination thereof, in an aggregate amount sufficient to reduce or Cash Collateralize such Outstanding Amount as of such date of payment to an amount not to exceed the Alternative Currency Sublimit then in effect.

2.07 Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice will be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction will be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower will not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, unless the Total Outstandings consist solely of the Outstanding Amount of L/C Obligations and the Borrower has concurrently Cash Collateralized the Outstanding Amount of L/C Obligations, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit will be automatically reduced by the amount of such excess. A notice of termination of the Aggregate Commitments delivered by the Borrower pursuant to this Section 2.07 may state that such notice is conditioned on the effectiveness of other credit facilities or the availability of a source of funds for the prepayment in full of the Obligations under this Agreement, in which case, such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Except as otherwise set forth above, the amount of any such Aggregate Commitment reduction will not be applied to the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Any reduction of the Aggregate Commitments will be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments will be paid on the effective date of such termination.

2.08 Repayment of Loans. (a) The Borrower will repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to it outstanding on such date.

(b) The Borrower shall repay each Bid Loan on the last day of the Interest Period in respect thereof.

(c) The Borrower will repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

2.09 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan will bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan will bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum determined in accordance with Section 2.03; and (iv) each Swing Line Loan will bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) If any amount of principal of any Loan or any Unreimbursed Amount is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws, payable on demand.

(c) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d) Interest on each Loan will be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder will be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.04:

(a) Unused Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) in accordance with its Applicable Percentage, an unused commitment fee (the “Unused Commitment Fee”) in US Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the Outstanding Amount of all Committed Loans, Bid Loans and L/C Obligations. The Unused Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Second Restatement Effective Date, and on the last day of the Availability Period. The Unused Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of calculating the Unused Commitment Fee only, no portion of the Commitments shall be deemed utilized as a result of outstanding Swing Line Loans.

(b) Other Fees. (i) The Borrower will pay or cause to be paid to the Arrangers and the Administrative Agent for their own respective accounts, in US Dollars, fees in the amounts and at the times specified in the Agent Fee Letter. Such fees will be fully earned when paid and will not be refundable for any reason whatsoever.

(i) The Borrower will pay to the Lenders, in US Dollars, such fees as will have been separately agreed upon in writing in the amounts and at the times so specified. Such fees will be fully earned when paid and will not be refundable for any reason whatsoever.

2.11 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest for Base Rate Loans and any Alternative Currency Loan denominated in Sterling (or any other currency with which it is customary to compute interest on the basis of a year of 365 or 366 days, as the case may be) will be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest will be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies and Discretionary Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest will accrue on each Loan for the day on which the Loan is made, and will not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made will, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder will be conclusive and binding for all purposes, absent manifest error.

2.12 Evidence of Debt. (a) The Credit Extensions made by each Lender will be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender will be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so will not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. The Administrative Agent will provide to the Borrower or Ultimate Parent, upon their request, a statement of Loans, payments and other transactions pursuant to this Agreement. Such statement will be deemed correct, accurate, and binding on the Borrower (except for corrections and errors discovered by the Administrative Agent), unless the Borrower or Ultimate Parent notifies the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower or Ultimate Parent, only the items to which exception is expressly made will be considered to be disputed by the Borrower. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent will control in the absence of manifest error. Upon the request of any Lender to the Borrower and Ultimate Parent made through the Administrative Agent, the Borrower will execute and deliver to such Lender (through the Administrative Agent) a Note, which will evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent will maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent will control in the absence of manifest error.

2.13 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower will be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency or a Discretionary Alternative Currency, all payments by the Borrower hereunder will be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in US Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency or denominated a Discretionary Alternative Currency will be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency or such Discretionary Alternative Currency, as applicable, and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency or a Discretionary Alternative Currency, it will make such payment in US Dollars in the US Dollar Equivalent of the Alternative Currency or the Discretionary Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender (which is not a Defaulting Lender) its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in US Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency or a Discretionary Alternative Currency, will in each case be deemed received on the next succeeding Business Day and any applicable interest or fee will continue to accrue. If any payment to be made by the Borrower will come due on a day other than a Business Day, payment will be made on the next following Business Day, except (i) as otherwise set forth in the definition of Interest Period, (ii) that no payment will extend past the Maturity Date or the end of the Availability Period, or (iii) as otherwise agreed between the Borrower and Bid Lender with respect to a Bid Loan, and such extension of time will be reflected in computing interest or fees, as the case may be.

(b) Funding by Lenders; Presumption by Administrative Agent. (i) Unless the Administrative Agent will have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender will pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent will promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid will constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower will be without prejudice to any claim the Borrower may have against a Lender that will have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent will have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) will be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent will return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder will not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender will be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein will be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14 Sharing of Payments by Lenders. If any Lender will, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or such participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion will (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as will be equitable, so that the benefit of all such payments will be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations will be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section will not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant.

For purposes of this Section 2.14, any calculation of pro rata shares of Loans will be determined on the basis of the Outstanding Amount of all Loans (and each Lender’s participation in Swing Line Loans) and all L/C Obligations (and each Lender’s participation therein) without distinction between Committed Loans, Swing Line Loans and Bid Loans.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.15 Increase in Commitments. (a) Request for Increase. Provided there exists no Default and no Default would immediately result therefrom, upon notice to the Administrative Agent (which will promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $350,000,000; provided that any such request for an increase will be in a minimum amount of $50,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) will specify the time period within which each Lender is requested to respond (which will in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender will notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period will be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent will notify the Borrower and Ultimate Parent and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower will determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent will promptly notify the Borrower and Ultimate Parent and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower will deliver to the Administrative Agent a certificate dated as of the Increase Effective Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower, if the Administrative Agent reasonably deems such resolutions necessary, approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in clauses (a) and (b) of Section 5.05 will be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrower will prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section will supersede any provisions in Section 2.14 or 11.01 to the contrary.

2.16 Cash Collateral. (a) Certain Credit Support Events. (i) Upon the request of the Administrative Agent or the L/C Issuer (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (B) if, as of the Letter of Credit Expiration Date any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, promptly, but in any event, if such request is made by 1:00 p.m., on the same Business Day and, if such request is made after 1:00 p.m., on the next Business Day, Cash Collateralize the then Outstanding Amount of all L/C Obligations.

(ii) At any time that there shall exist a Defaulting Lender, upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall promptly, but in any event, if such request is made by 1:00 p.m., on the same Business Day and, if such request is made after 1:00 p.m., on the next Business Day, deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure relating to such Defaulting Lender (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(iii) In addition, if the Administrative Agent notifies the Borrower and Ultimate Parent at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) will be maintained in blocked, segregated interest-bearing (such interest to be for the account of the Borrower if such Cash Collateral was provided by the Borrower) deposit accounts (“Cash Collateral Accounts”) at the Administrative Agent or, if consented to by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), another depositary institution that is a Lender; provided that the Borrower shall cause any depositary institution other than the Administrative Agent to take any actions necessary to enable the Administrative Agent to obtain Control (within the meaning of Section 9-104 of the Uniform Commercial Code as from time to time in effect in the State of New York) of such Cash Collateral Accounts, including executing and delivering and causing the relevant depositary bank to execute and deliver an agreement in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such Cash Collateral Accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby (including by reason of exchange rate fluctuations), the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.04, 2.05, 2.06,

2.17 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(c))) or (ii) upon the Borrower’s request if there exists Cash Collateral in excess of the requirements of this Section 2.16; provided, however, that Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03).

2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as Ultimate Parent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Ultimate Parent, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this

Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any Unused Commitment Fee pursuant to Section 2.10(a) (and the Borrower shall not be required to pay any Unused Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender) for any period during which that Lender is a Defaulting Lender and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.

(v) No Default. Operation of the allocations provided in clauses (ii) through (iv) above shall not be deemed to result in a default of the Borrower’s or any other Loan Party’s obligations to a Defaulting Lender under this Agreement or any other Loan Document.

(b) Defaulting Lender Cure. If (i) with respect to any Defaulting Lender pursuant to clause (c) of the definition of Defaulting Lender, the Administrative Agent, the Borrower and Ultimate Parent have received written confirmation from such Defaulting Lender that it will comply with its prospective funding obligations under this Agreement, or (ii) in each other case, Ultimate Parent, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date such confirmation is so received or the effective date specified in such notice (and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral)), as applicable, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), together with any payments reasonably determined by the Administrative Agent to be necessary to compensate the non-Defaulting Lenders for any loss, cost or expense of the type described in Section 3.05 (all of which purchases are hereby consented to by Ultimate Parent and each Lender) whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Withholding Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Withholding Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Withholding Agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Withholding Agent shall withhold or make such deductions as are determined by the Withholding Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholding or deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws, except for Other Taxes resulting from an assignment by any Lender pursuant to Section 11.06(b), which assignment is not at the request of Ultimate Parent pursuant to Section 11.13.

(c) Tax Indemnifications. (i) Without limiting or duplication of the provisions of subsection (a) or (b) above, each Loan Party shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender, the Administrative Agent and the L/C Issuer agrees to give written notice to the Borrower and Ultimate Parent of the assertion of any claim against such Lender, the Administrative Agent or the L/C Issuer, as the case may be, relating to such Indemnified Taxes no later than 180 days after the principal officer of such party responsible for administering this Agreement obtains knowledge thereof. Each Loan Party shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection after the Administrative Agent has exercised such remedies provided in clause (ii) of this subsection as the Administrative Agent in its good faith discretion determines to be appropriate. A certificate as to the amount of any such payment or liability delivered to the Borrower and Ultimate Parent by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof within 20 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Loan Parties or the Administrative Agent) incurred by or asserted against the Loan Parties or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower, Ultimate Parent or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent (on its own behalf or on behalf of such Lender or such L/C Issuer) to set off and apply any and all amounts (including interest and fees) at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the

Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by the Borrower, Ultimate Parent or the Administrative Agent, as the case may be, after any payment of Taxes by the Loan Parties or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower or Ultimate Parent shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower or Ultimate Parent, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Ultimate Parent or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. Each Lender, the Administrative Agent and the L/C Issuer shall deliver to the Borrower, Ultimate Parent and to the Administrative Agent (if applicable), if reasonably requested by the Borrower, Ultimate Parent or the Administrative Agent in writing, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower, Ultimate Parent or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the Loan Parties hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) the entitlement of such Lender, the Administrative Agent or the L/C Issuer to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Person by the Loan Parties pursuant to this Agreement or otherwise to establish such Person’s status for withholding tax purposes in the applicable jurisdictions. Notwithstanding anything to the contrary in this Section 3.01(e), the completion, execution and submission of the documentation referred to in this Section 3.01(e) (other than such documentation set forth in Sections 3.01(g) (h)(i), (h)(ii)(I), (h)(ii)(II), (h)(ii)(III) and (h)(ii)(IV)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender. Each Lender, the Administrative Agent and the L/C Issuer shall promptly (A) notify the Borrower, Ultimate Parent and the Administrative Agent (if applicable) of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Person, and as may be reasonably necessary (including, in the case of any Lender, the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Loan Party or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Person.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer

determines, in its sole discretion reasonably exercised in good faith, that it has received a refund (including, for this purpose, a credit in lieu of a refund) of any Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which a Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Loan Party to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

(g) FATCA Documentation. If a payment made to a Lender under this Agreement may be subject to United States federal withholding tax under FATCA, such Lender shall deliver to the Borrower, Ultimate Parent and the Administrative Agent, at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrower, Ultimate Parent or the Administrative Agent, such documentation prescribed by applicable Law and such additional documentation reasonably requested by the Borrower, Ultimate Parent or the Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the Second Restatement Effective Date.

(b) U.S. Tax Documentation. Without limiting the generality of Section 3.01(e): (i) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, on or prior to the date it becomes a party to this Agreement (and from time to time thereafter upon the expiration, obsolescence or invalidity of any form, documentation or information previously delivered pursuant to this Section 3.01(h)) deliver to the Borrower and the Administrative Agent two properly completed and executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Administrative Agent as will establish its exemption from backup withholding.

(ii) each Non-U.S. Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the expiration, obsolescence or invalidity of any form, documentation or information previously delivered pursuant to this clause (ii), or upon the request of the Borrower or the Administrative Agent, but only if such Non-U.S. Lender is legally entitled to do so), two of whichever of the following is applicable:

(I)	properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)	properly completed and executed originals of IRS Form W-8ECI or W-8EXP (or successor form),

(III)	to the extent a Non-U.S. Lender is not the beneficial owner of such payments, properly completed and executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, and all required supporting documentation, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership for U.S. federal income tax purposes and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide certification documents on behalf of each such direct and indirect partner,

(IV)	in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1, K-2, K-3 or K-4, as applicable, and (y) properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E (or successor form), or

(V)	properly completed and executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(h) Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in US Dollars or an Alternative Currency), or to determine or charge interest rates based upon the

Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, US Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower and Ultimate Parent through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in US Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Committed Loans, will be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent, the Borrower and Ultimate Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower will, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in US Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower will also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in US Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Committed Loan (whether denominated in US Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower, Ultimate Parent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Committed Loans in the affected currency or currencies will be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a

Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Additional Reserve Requirements.

(a) Increased Costs Generally. If any Change in Law will: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any Tax with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing will be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or liquidity or on the capital or liquidity of such Lender’s or the L/C Issuer’s holding company as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit and Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower and Ultimate Parent will be conclusive absent manifest error. The Borrower will pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section will not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the Borrower will not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower and Ultimate Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above will be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required by a central banking or financial regulatory authority with regulatory authority over such Lender to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocable to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that the Borrower and Ultimate Parent shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender with a reasonably detailed explanation of the regulatory requirements imposing such costs and a calculation of the allocation of such costs to the relevant Loan or Commitment. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of a proper notice. Notwithstanding the foregoing, if any reserves described in this clause (e) are based upon the financial strength or creditworthiness of a Lender, for the purposes of calculating the actual costs of a Lender with respect to such reserves, each such Lender shall be deemed to be in the highest applicable category of financial strength or creditworthiness.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower will promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

(c) any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower or Ultimate Parent pursuant to Section 11.13; or

(e) with respect to amounts due pursuant to subsection (a) or (b) of this Section as a result of any Change in Law relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III, the claim for additional amounts shall be generally consistent with such Lender’s or the L/C Issuer’s treatment of customers of such Lender or the L/C Issuer that such Lender or the L/C Issuer considers, in its reasonable discretion, to be similarly situated as the Borrower and having generally similar provisions in their credit agreements with such Lender or the L/C Issuer.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender will be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Committed Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Loan Parties are required to pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender or the L/C Issuer gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer, as applicable, will use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Loan Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer, as the case may be, in connection with any such designation or assignment.

(b) Replacement of Lenders. In the event (i) any Lender requests compensation under Section 3.04, (ii) the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender refuses to consent to any amendment, waiver or other modification of this Agreement or any other Loan Document requested by the Borrower or Ultimate Parent that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders or (v) any Lender is a Protesting Lender, then the Borrower or Ultimate Parent may replace such Lender in accordance with Section 11.13. Each Lender hereby grants to the Borrower and Ultimate Parent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment in full of such Lender’s interests hereunder solely in the event that such Lender becomes a Defaulting Lender prior to the Closing Date. The Borrower or Ultimate Parent, as applicable, shall notify the Administrative Agent in advance of any exercise of the power of attorney referenced in the preceding sentence.

3.07 Survival. All of the Loan Parties’ obligations under this Article III will survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT

4.01 Conditions to Second Amendment and Restatement. The amendment and restatement of the Existing Credit Agreement is subject solely to the satisfaction (or waiver) of the conditions precedent set forth in Section 4 of the Second Amendment Agreement, and upon satisfaction (or waiver) of such conditions, the amendment and restatement of the Existing Credit Agreement in the form of this Agreement shall be effective.

4.02 Conditions to all Credit Extensions (other than Acquisition Loans). The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only (x) Acquisition Loans or (y) a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Committed Loans) is subject to the following conditions precedent:

(a) The representations and warranties contained in Article V will be true and correct on and as of the date of such Credit Extension, except (i) those set forth in Sections 5.05(c), 5.06, 5.09, 5.11 and 5.12, (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they will be true and correct as of such earlier date, and (iii) that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.05 will be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default exists, or would immediately result from such proposed Credit Extension.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender will have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there will not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

(e) In the case of a Bid Loan, there will not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent and the Bid Loan Lender would make it impracticable for such Bid Loan to be denominated in the relevant Discretionary Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only (x) Acquisition Loans or (y) a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Committed Loans) submitted by the Borrower will be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.03 Conditions to Acquisition Loans. The obligation of each Lender to honor any Request for Credit Extension consisting of Acquisition Loans is subject to the following conditions; provided that the Borrower may submit no more than one Request for Credit Extension consisting of Acquisition Loans:

(a) The Administrative Agent’s receipt of the following, each of which may be delivered by facsimile or other electronic transmission (including “pdf” and “tif”), followed promptly after the Closing Date by originals unless otherwise specified, each properly executed by a Responsible Officer of the applicable Loan Parties, and each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date); provided that the delivery of any originals is not a condition precedent hereunder:

(i) A Subsidiary Guarantor Counterpart, executed by a Responsible Officer of Intermediate Parent;

(ii) a certificate signed by a Responsible Officer of Intermediate Parent (A) certifying and attaching the resolutions adopted by Intermediate Parent authorizing the execution, delivery and performance of the Loan Documents to which it is or is to be a party, (B) certifying as to the incumbency and specimen signature of each Responsible Officer of Intermediate Parent executing the Loan Documents to which it is or is to be a party, (C) attaching a good standing certificate (or the local equivalent) and a certificate of incorporation (or the local equivalent) evidencing that Intermediate Parent is validly existing and in good standing (or the local equivalent) in its jurisdiction of organization and (D) certifying and attaching a true and complete copy of the Organization Documents of Intermediate Parent;

(iii) a certificate signed by a Responsible Officer of Ultimate Parent certifying that, on and as of the Closing Date (A) the applicable borrower shall have made a contemporaneous request for the funding of the Tranche A-2 Loans (as defined in the Activis Term Loan Credit Agreement) and (B) the conditions set forth in Sections 4.02(b), (c) and (d) of the Actavis Term Loan Credit Agreement have been satisfied, in the form attached as Exhibit H hereto;

(iv) an executed legal opinion of (A) Latham & Watkins LLP, special New York counsel for the Loan Parties, addressed to the Administrative Agent and each Lender and dated the Closing Date, substantially in the form attached hereto and (B) Conyers Dill & Pearman, special Bermuda counsel for Intermediate Parent, addressed to the Administrative Agent and each Lender and dated the Closing Date, substantially in the form attached hereto; and

(v) if applicable, the receipt of a Committed Loan Notice in accordance with the requirements hereof.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 4.03, each Lender will be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent will have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. The Administrative Agent shall promptly notify Ultimate Parent, Actavis, Intermediate Parent, the Borrower and the Lenders of the Closing Date in writing, and such notice shall be conclusive and binding.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Ultimate Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders that on the Second Restatement Effective Date (or, in the case of any of the following that is made solely as of any specific date, such specific date):

5.01 Existence, Qualification and Power. Ultimate Parent, Intermediate Parent, the Borrower and each Material Subsidiary (a) is duly organized or formed, validly existing and in good standing (or the local equivalent) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing (or the local equivalent) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in the case referred to in clause (a) with respect to any non-Loan Party only and in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not

(a) contravene in any material respects the terms of any such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Material Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate in any material respects any material Law; except in each case referred to in clause (a), (b) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.03 Material Governmental Authorization; Other Material Consents. Other than any filings with the SEC and any approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party.

5.04 Binding Effect. The Second Amendment Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable Debtor Relief Laws and the effect of general principles of equity, whether applied by a court of law or equity.

5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of Ultimate Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheet of Ultimate Parent and its Subsidiaries dated March 31, 2014, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of Actavis and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) As of the Second Restatement Effective Date, since December 31, 2013, except for events and circumstances disclosed in Actavis SEC Documents or the WC SEC Documents filed or furnished after January 1, 2014 and before the Second Restatement Effective Date (other than disclosure in Actavis SEC Documents or WC SEC Documents referred to solely in the “Risk Factors” and “Forward Looking Statements” sections thereof or similar statements included in such Actavis SEC Documents that are solely forward looking in nature) there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Ultimate Parent, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Ultimate Parent or any of its Subsidiaries or against any of their respective properties that (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (ii) except as specifically disclosed in Actavis SEC Documents, WC SEC Documents or Forest SEC Documents filed or furnished on or before the Second Restatement Effective Date or on Schedule 5.06, either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither Ultimate Parent nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.08 Ownership of Property; Liens. Each of Ultimate Parent and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09 Environmental Compliance. Ultimate Parent and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Ultimate Parent has reasonably concluded that such Environmental Laws and claims would not, except as specifically disclosed in Actavis SEC Documents, WC SEC Documents or Forest SEC Documents filed or furnished on or before the Second Restatement Effective Date, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. Ultimate Parent, Intermediate Parent, Actavis, the Borrower and the Material Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Ultimate Parent, Intermediate Parent, Actavis the Borrower or the applicable Material Subsidiary operates.

5.11 Taxes. Ultimate Parent, Intermediate Parent, Actavis, the Borrower and the Material Subsidiaries have filed or caused to be filed all material federal, state and other tax returns and reports required to be filed by them, and have paid all material federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

5.12 ERISA. (a) Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state Laws and (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of Ultimate Parent, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of Ultimate Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect; (ii) neither Ultimate Parent nor any ERISA Affiliate has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iii) neither Ultimate Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (iv) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan; and (v) Ultimate Parent and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained.

5.13 OFAC. None of Ultimate Parent, Actavis, Intermediate Parent, or the Borrower is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or a Person sanctioned by the United States of America pursuant to any of the regulations administered or enforced by OFAC (31 C.F.R., Subtitle B, Chapter V, as amended); or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person, or (y) the government of a country the subject of comprehensive U.S. economic sanctions administered by OFAC (collectively, “OFAC Countries”).

The Borrower represents and covenants that no Loan, nor the proceeds from any Loan, has been or will be used, to lend, contribute, provide or has otherwise been made or will otherwise be made available for the purpose of funding any activity or business in any OFAC Countries or for the purpose of funding any prohibited activity or business of any Person located, organized or residing in any OFAC Country or who is an OFAC Listed Person or, to the Borrower’s knowledge, any person owned by or controlled by, or acting for or on behalf of an OFAC Listed Person, absent valid and effective licenses and permits issued by the government of the United States or otherwise in accordance with applicable Laws, or in any other manner that will result in any violation by any Lender, any Arranger or the Administrative Agent of the sanctions administered or enforced by OFAC (31 C.F.R., Subtitle B, Chapter V, as amended).

5.14 Subsidiaries; Equity Interests. As of the Second Restatement Effective Date, Ultimate Parent has no Subsidiaries other than those specifically disclosed in Schedule 5.14, and all of the outstanding Equity Interests in the Material Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by Ultimate Parent in the amounts specified on Schedule 5.14 free and clear of all Liens (other than any Liens permitted under Section 7.01).

5.15 Margin Regulations; Investment Company Act. (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of Ultimate Parent, Intermediate Parent, Actavis or the Borrower, or any Person Controlling such Person, or any Subsidiary of such Person is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.16 Disclosure. All written information (other than projected financial information and information of a general economic or general industry nature) that has been made available to the Arrangers or any of the Lenders by or on behalf of Ultimate Parent, Intermediate Parent, Actavis the Borrower or any of their representatives, taken as a whole, or by or on behalf of the Acquired Business or its Subsidiaries or any of their respective representatives, taken as a whole, in connection with any aspect of the Transactions is, when taken as a whole, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading (in each case after giving effect to all supplements and updates provided thereto); provided that, with respect to projected financial information, Ultimate Parent, Intermediate Parent, Actavis and the Borrower represent only that such information was prepared in good faith based upon reasonable assumptions that are believed by the preparer thereof to be reasonable at the time made and at the time such projected financial information is delivered to the Arrangers or any of the Lenders; it being understood and agreed that such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results, and no assurance can be given that the projected results will be realized. Solely as they relate to matters with respect to the Acquired Business and its Subsidiaries, the foregoing representations and warranties are made to the best of Ultimate Parent’s knowledge.

5.17 Compliance with Laws. Each of Ultimate Parent, Intermediate Parent, Actavis, the Borrower and each Material Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.18 Intellectual Property; Licenses, Etc. Ultimate Parent and its Subsidiaries own, or possess the right to use, without conflict with the rights of any other Person, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) with respect to which the failure to possess or have the right to use or the presence of a conflict with the rights of any other Person (other than with respect to any litigation arising under Section 505(j)(3)(A)(vii)(iv) of the Federal Food, Drug and Cosmetic Act of 1938, as amended) would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Ultimate Parent, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Ultimate Parent or any Subsidiary infringes upon any rights held by any other Person, except where such infringement would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Ultimate Parent, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender will have any Commitment hereunder, any Loan or other Obligation hereunder will remain unpaid or unsatisfied, or any Letter of Credit will remain outstanding, then Ultimate Parent and the Borrower will, and will (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause Intermediate Parent and each Material Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent (who will distribute copies to each Lender):

(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of Ultimate Parent (commencing with the Fiscal Year ending December 31, 2014), a consolidated balance sheet of Ultimate Parent and its Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of income or operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another independent public accountant of recognized national standing as to whether such financial statements are free of material misstatement, which report and opinion will be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and will not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement; and

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of Ultimate Parent (commencing with the first fiscal quarter ending after the Second Restatement Effective Date), a consolidated balance sheet of Ultimate Parent and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of Ultimate Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by the chief financial officer or the vice president and controller of Ultimate Parent as fairly presenting the financial condition, results of operations and cash flows of Ultimate Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(b), Ultimate Parent will not be separately required to furnish such information under clause (a) or (b) above, but the foregoing will not be in derogation of the obligation of Ultimate Parent to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent (who will distribute copies to the Lenders), in form and detail reasonably satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Ultimate Parent (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) promptly, after the same are available, copies of each proxy statement sent to the shareholders of Ultimate Parent and copies of all annual, regular, periodic and special reports and registration statements which Ultimate Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly, and in any event within five Business Days after receipt thereof by Ultimate Parent or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of Ultimate Parent or any Subsidiary thereof to the extent that any such notice or other correspondence would be required to be disclosed in a Form 8-K filing with the SEC; and

(d) promptly, such additional information regarding the business, financial or corporate affairs of Ultimate Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC or comparable agency in any applicable non-U.S. jurisdiction) may be delivered electronically and if so delivered, will be deemed to have been delivered on the date (i) on which Ultimate Parent posts such documents, or provides a link thereto on Ultimate Parent’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on Ultimate Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) Ultimate Parent shall deliver paper copies of such documents to the Administrative Agent who will distribute copies to any Lender that requests Ultimate Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Ultimate Parent shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Ultimate Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Ultimate Parent hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Ultimate Parent hereunder (including, for the avoidance of doubt, materials/and or information delivered pursuant to Section 4.01) (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Ultimate Parent or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Ultimate Parent hereby agrees that (w) all Company Materials that are to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, will mean that the word “PUBLIC” will appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC”, Ultimate Parent will be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Company Materials as not containing any material non-public information with respect to Ultimate Parent or its securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Company Materials constitute Information, they will be treated as set forth in Section 11.07); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers will be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting outside the portion the Platform designated “Public Side Information”.

6.03 Notices. Promptly notify the Administrative Agent (and each Lender through the Administrative Agent) of the following, upon any such event becoming known to any Responsible Officer of Ultimate Parent or the Borrower:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any such matter resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of Ultimate Parent or any Subsidiary, or (ii) the commencement of, or any material development in, any litigation or proceeding affecting Ultimate Parent or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event, that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability to Ultimate Parent and its Subsidiaries in an aggregate amount exceeding $100,000,000; and

(d) of any announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to subsections (a) through (c) of this Section 6.03 will be accompanied by a statement of a Responsible Officer of Ultimate Parent or the Borrower setting forth details of the occurrence referred to therein and stating what action Ultimate Parent or the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) will describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Taxes. Pay and discharge as the same will become due and payable, all its tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and it is maintaining adequate reserves in accordance with GAAP, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or incorporation except in a transaction not prohibited by Section 7.03; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in the case of clauses (a) and (b), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied will be made of all financial transactions and matters involving its assets and business.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers having direct knowledge or responsibility of the subject matter; provided, however, that such visits, inspections or examinations will be made at a reasonable time during normal business hours with due regard for, and minimal disruption of, the business of Ultimate Parent and its Subsidiaries, and will not (a) be at the expense of such Person, (b) occur more frequently than once in any 12-month period and (c) be made without five (5) Business Days’ prior written notice; provided further, however, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of such Person at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document, such general corporate purposes will include but not be limited to working capital, capital expenditures, acquisitions, investments and Restricted Payments not prohibited by this Agreement; provided that the Acquisition Loans shall be used solely (a) to finance the “Cash Election Consideration” and the “Fractional Share Consideration” (each term as defined in the Merger Agreement) and (b) pay fees and expenses incurred in connection with the Transactions.

6.12 Covenant to Guarantee Obligations. Within 30 days (or such later time as may be reasonably requested in writing by Ultimate Parent and accepted by the Administrative Agent) of (a) the designation of any Subsidiary of Intermediate Parent as a guarantor under any other Indebtedness (other than the Obligations and Indebtedness under the WC Term Loan Credit Agreement unless such Subsidiary is also a guarantor under the ACT Term Loan Credit and Guaranty Agreement) of the Borrower owing to any Person other than Ultimate Parent or its Subsidiaries in an aggregate principal or commitment amount exceeding $350,000,000 or (b) the date that Intermediate Parent or any of its Subsidiaries guarantees Indebtedness of the Acquired Business in an aggregate principal or commitment amount exceeding $350,000,000, Intermediate Parent shall (a) cause each such Subsidiary to deliver to the Administrative Agent, a duly executed Subsidiary Guarantor Counterpart pursuant to which such Subsidiary agrees to be bound by the terms and provisions of the Guaranty and such Subsidiary Guarantor Counterpart and (b) deliver to the Administrative Agent documents of the types referred to in Section 4.03(a)(iii) of the Existing Credit Agreement and opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)) in form and substance substantially similar to the opinions of counsel attached hereto as Exhibit J, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, in the case of a Foreign Subsidiary, if such Guarantee would give rise to adverse tax consequences as reasonably determined by Ultimate Parent, such Subsidiary shall not be required to become a Subsidiary Guarantor.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender will have any Commitment hereunder, any Loan or other Obligation hereunder will remain unpaid or unsatisfied, or any Letter of Credit has not expired or terminated or been Cash Collateralized, then Ultimate Parent (other than in Section 7.02) and the Borrower (other than in Sections 7.02, 7.03 and 7.09) in each section of this Article VII, will not, nor will Ultimate Parent or the Borrower permit or allow Intermediate Parent or any Material Subsidiary in any section of this Article VII (other than in Section 7.03) any Subsidiary in Sections 7.01 and 7.02, Intermediate Parent in Section 7.03 or any Passive Holding Company in Section 7.09 to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased (except as contemplated by Section 7.02(b)), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.02(f); and

(j) (x) other Liens securing other Indebtedness permitted by Section 7.02 or (y) other liabilities of Ultimate Parent and its Subsidiaries, in an aggregate amount for clauses (x) and (y) not to exceed, at any time, the greater of $750,000,000 and 15% of the Net Worth of Ultimate Parent (it being understood that any Lien permitted under any other clause in this Section 7.01 shall not be included in the computation described in this clause (j)).

7.02 Subsidiary Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the Closing Date and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;

(c) obligations (contingent or otherwise) of any Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d) Indebtedness of any Subsidiary Guarantor or any Loan Party under and as defined in the WC Term Loan Credit Agreement;

(e) Guarantees of any Subsidiary in respect of Indebtedness otherwise permitted hereunder of any Subsidiary;

(f) Indebtedness of any Person that becomes a Subsidiary after the Closing Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of all such Indebtedness permitted by this Section 7.02(f) at any one time outstanding shall not exceed the greater of $750,000,000 and 15% of the Net Worth of Ultimate Parent;

(g) Capital Lease Obligations, Synthetic Lease Obligations or Receivables Facility Attributable Indebtedness in an aggregate principal amount which, when added to all other Capital Lease Obligations, Synthetic Lease Obligations and Receivables Facility Attributable Indebtedness created, incurred or assumed under this clause (g), do not to exceed the greater of $750,000,000 and 15% of the Net Worth of Ultimate Parent at any time, subject in the case of any such Indebtedness secured by a Lien, to the limitation set forth in Section 7.01(j);

(h) additional secured or unsecured Indebtedness not otherwise permitted under this Section 7.02 in an aggregate principal amount at any time outstanding which, when added to, without duplication, the aggregate principal amount of Indebtedness and other obligations that are secured by a Lien permitted by Section 7.01(j) at such time, do not exceed the greater of $750,000,000 and 15% of the Net Worth of Ultimate Parent;

(i) intercompany loans made (x) between Ultimate Parent and one or more Subsidiaries or (y) among any two or more Subsidiaries (including, in each case, Indebtedness incurred as part of the Post-Closing Restructuring); and

(j) any Acquisition Indebtedness.

7.03 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of Ultimate Parent and the Material Subsidiaries, taken as a whole, or of Intermediate Parent and the Material Subsidiaries, taken as a whole, unless (a) at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and (b) after giving effect to any such transaction, the business, taken as a whole, of Ultimate Parent and the Material Subsidiaries, or of Intermediate Parent and the Material Subsidiaries, shall not have been altered such that Ultimate Parent or the Material Subsidiaries, or of Intermediate Parent and the Material Subsidiaries, are unable to comply with the restriction on the covenant governing any change in nature of business in Section 7.04; provided that if Ultimate Parent or Intermediate Parent is not the survivor of any such consolidation or merger involving Ultimate Parent or Intermediate Parent, as the case may be, (A) Ultimate Parent, at the time thereof and immediately after giving effect thereto, shall be in compliance on a pro forma basis with the financial covenant contained in Section 7.08 as if such consolidation or merger had been consummated (and any related Indebtedness incurred, assumed or repaid in connection therewith had been incurred, assumed or repaid, as the case may be) on the first day of the most recently completed four fiscal quarters of Ultimate Parent for which financial statements have been delivered pursuant to Section 6.01 (as demonstrated by delivery to the Administrative Agent of a certificate of a Responsible Officer to such effect showing such calculation in reasonable detail prior to or concurrently with such consolidation or merger), (B) the surviving Person of such consolidation or merger shall expressly assume all the rights and obligations of Ultimate Parent or Intermediate Parent under this Agreement and the other Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent and shall thereafter be deemed to be Ultimate Parent or Intermediate Parent, as the case may be, for all purposes hereunder and (C) such consolidation or merger will not result in a Change of Control.

7.04 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Ultimate Parent and the Material Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

7.05 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Ultimate Parent that is a Material Subsidiary, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Ultimate Parent, the Borrower or such Material Subsidiary as would be obtainable by Ultimate Parent, the Borrower or such Material Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction will not apply to (i) transactions between or among (A) any Loan Party and any of such Loan Party’s Wholly Owned Subsidiaries, (B) Wholly Owned Subsidiaries of any Loan Party or (C) Guarantors, (ii) Permitted Receivables Transfers, (iii) transactions undertaken as part of the Post-Closing Restructuring, (iv) any transaction between Ultimate Parent or one or more Affiliates of Ultimate Parent resulting in a transfer to Ultimate Parent or one or more Affiliates of Ultimate Parent of the proceeds of any Acquisition Indebtedness issued by such Affiliate or (v) if, immediately before and after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

7.06 Investments. Make any Investment if, immediately before and after giving effect to such Investment, an Event of Default shall have occurred and be continuing; provided that the foregoing restriction will not apply to Investments made (i) in the ordinary course of business or required in connection with the Receivables Purchase Documents or (ii) as part of the Post-Closing Restructuring.

7.07 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so (exclusive of stock dividends and cash dividends paid to any Loan Party); provided that the foregoing restriction will not apply (x) if, immediately before and after giving effect to such declaration, no Event of Default shall have occurred and be continuing or (y) to any Restricted Payment or other transaction in connection with the Post-Closing Restructuring.

7.08 Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of Ultimate Parent to exceed (i) 4.25:1.00 from the last day of the first fiscal quarter ending after the Second Restatement Effective Date through the last day of the fourth full fiscal quarter ending after the Closing Date, (ii) 4.00:1.00 from the last day of the fourth full fiscal quarter ending after the Closing Date through the last day of the eighth full fiscal quarter ending after the Closing Date, and (iii) 3.50:1.00 from the last day of the eighth full fiscal quarter ending after the Closing Date through the then-latest Maturity Date.

7.09 Passive Holding Companies. Permit any Subsidiary of Ultimate Parent that is a direct or indirect parent of Intermediate Parent (other than any such Subsidiary that becomes a Subsidiary Guarantor) and, prior to the discharge of the Tranche A-2 Loans (as defined under the Actavis Term Loan Credit Agreement) or the guarantee thereof by Intermediate Parent, Ultimate Parent (each such Subsidiary and, as long as applicable, Ultimate Parent, the “Passive Holding Companies”), to conduct, transact or otherwise engage in any active trade or business or operations other than through a Subsidiary of Intermediate Parent; provided that the foregoing will not prohibit any Passive Holding Company from taking actions related to the following (and activities incidental thereto): (i) its ownership of the Equity Interests of its direct Wholly Owned Subsidiaries, which are direct or indirect ultimate parents of Intermediate Parent, (ii) the maintenance of its legal existence and, with respect to Ultimate Parent, status as a public company (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Merger Agreement, the Second Amendment Agreement, this Agreement, the Actavis Term Loan Credit Agreement, the WC Term Loan Credit Agreement, the Cash Bridge Credit Agreement, any other Indebtedness in respect of which it is an obligor and any other agreement to which it is a party, (iv) with respect to Ultimate Parent, any public offering of its common stock or with respect to any Passive Holding Company (other than Ultimate Parent) any other issuance of its Equity Interests, (v) the making of Restricted Payments, (vi) the incurrence of Indebtedness, (vii) the making of contributions to (or other equity investments in) the capital of its direct Subsidiaries, (viii) the creation of a newly formed Subsidiary with capitalization of less than $1,000,000 and which is formed solely for the purpose of consummating an acquisition by Ultimate Parent so long as, within six months (or such later time as may be reasonably requested in writing by Ultimate Parent and accepted by the Administrative Agent) such newly formed Subsidiary merges with and into a target entity and the survivor thereof becomes a Subsidiary of Intermediate Parent or its Subsidiaries, (ix) providing a Guarantee of Indebtedness or other obligations of its Subsidiaries, (x) participating in tax, accounting and other administrative matters as a member or parent of the consolidated group, (xi) holding any cash or certain property (including cash and certain property received in connection with Restricted Payments), (xii) providing indemnification to officers and directors, (xiii) the ownership and/or dispositions of assets held on the Closing Date or acquired after the Closing Date, in each case, the extent permitted by clause (iii), (v), (vii) or (viii) above and (xiv) activities incidental to the businesses or activities described above.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following will constitute an Event of Default:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document (other than an amount specified in clause (i) above);

(b) Specific Covenants. The Loan Parties fail to perform or observe any term, covenant or agreement contained in Section 6.03(a) or 6.05(a) (with respect to existence of

Ultimate Parent, Intermediate Parent or the Borrower) or, so long as Actavis is a Subsidiary Guarantor, Actavis (other than in connection with a transaction not prohibited by this Agreement) or Article VII;

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof from the Administrative Agent (given at the request of any Lender) to Ultimate Parent and the Borrower, unless such failure is not susceptible to cure within thirty (30) days and, within such thirty (30) days, the applicable Loan Party has taken reasonable steps to effectuate a cure, continues to diligently pursue such cure, and actually effectuates such cure, within sixty (60) days after such notice to Ultimate Parent and the Borrower;

(d) Representations and Warranties. Any representation and warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document is incorrect in any material respect when made or deemed made;

(e) Cross-Default. (i) Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary fails to make any payment of principal or interest in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods), (ii) any event or condition occurs that results in any Material Indebtedness (A) becoming due prior to its scheduled maturity or (B) that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness, or any trustee or agent on its or their behalf, to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this subsection (e)(ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such secured Indebtedness is paid when due (including the WC Term Loan Credit Agreement) or (y) any change of control offer under the Forest Notes arising in connection with the Acquisition, (iii) any termination event or event of like import occurs under any Receivables Purchase Facility having a principal amount or committed amount in excess of $200,000,000, that (1) terminates, or permits the investors under any Receivables Purchase Facility to terminate, the reinvestment of collections or proceeds of Receivables and Related Security under any Receivables Purchase Document (other than a termination resulting solely from the request of Ultimate Parent or any of its Subsidiaries) or (2) causes the replacement of, or permits the investors under any Receivables Purchase Facility to replace, the Person then acting as servicer for such Receivables Purchase Facility, if the Person then acting as servicer is a Loan Party or an Affiliate of a Loan Party or (iv) there occurs under any Swap Contract an early termination date resulting from (x) any event of default under such Swap Contract as to which Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary is the defaulting party thereunder or (y) any termination event under such Swap Contract as to which Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary is an affected party thereunder and, in either event, the Swap Termination Value owed by Ultimate Parent, Intermediate Parent, the Borrower or such Material Subsidiary as a result thereof is greater than $200,000,000;

(f) Insolvency Proceedings, Etc. Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding;

(g) Inability to Pay Debts; Attachment. (i) Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Ultimate Parent, Intermediate Parent, the Borrower or such Material Subsidiary and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;

(h) Judgments. There is entered against Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $200,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order and (B) there is a period of thirty consecutive days during which execution shall not have been effectively stayed, vacated or bonded pending appeal or otherwise;

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Ultimate Parent, the Borrower or any Material Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $200,000,000 or (ii) Ultimate Parent, the Borrower, any Material Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $200,000,000;

(j) Invalidity of Loan Documents. This Agreement, any Note or any material Guarantee under the Guaranty shall, for any reason, cease to be in full force and effect, or any Loan Party shall contest in writing the validity or enforceability hereunder or under any Note, in each case, other than in accordance with the terms hereof and thereof (including, in the case of a Subsidiary Guarantor, as a result of the release of such Subsidiary Guarantor in accordance with Section 10.10); or

(k) Change of Control. There occurs any Change of Control.

8.02 Remedies Upon Event of Default. Subject to Section 8.04, if any Event of Default occurs and is continuing, the Administrative Agent will, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions from and after the Closing Date:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation will be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions will automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid will automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid will automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations will, subject to Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.04 and 2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.04(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above will be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount will be applied to the other Obligations, if any, in the order set forth above.

8.04 Cleanup Period. Notwithstanding anything to the contrary, if during the five-day period following the Closing Date a matter or circumstance exists which constitutes a Default, that matter or circumstance will not constitute a Default; provided that (i) the matter or circumstance does not constitute (x) a Major Default or (y) a Default incapable of being cured, (ii) reasonable steps are being taken to cure that matter or circumstance and (iii) such Default is cured or otherwise ceases to exist within five days following the Closing Date. For the avoidance of doubt, nothing in this section shall affect the conditions precedent set forth in Article IV.

ARTICLE IX.

GUARANTEE

9.01 Guarantee of Guaranteed Obligations. Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and each other Guarantor, when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. Each Guarantor shall be liable under its guarantee set forth in this Section 9.01, without any limitation as to amount, for all present and future Guaranteed Obligations, including specifically all future increases in the outstanding amount of the Loans or other Guaranteed Obligations and other future increases in the Guaranteed Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the date hereof. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all Guaranteed Obligations (including, without limitation, interest, fees, costs and expenses) that would be owed by any other obligor on the Guaranteed Obligations but for the fact that they are unenforceable or not allowable due to the existence of a proceeding under any Debtor Relief Law involving such other obligor because it is the intention of the Guarantors and the Guaranteed Parties that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower or any other Guarantor of any portion of such Guaranteed Obligations.

9.02 Limitation on Obligations Guaranteed. (a) Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Article IX shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Article IX void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Guaranty set forth herein and the obligations of each Guarantor hereunder. To effectuate the foregoing, the Administrative Agent and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor in respect of the Guaranty set forth in this Article IX at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the Guaranty set forth in this Article IX and its related contribution rights but before taking into account any liabilities under any other Guarantee by such Guarantor.

(b) Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 9.02(a) without impairing the Guaranty contained in this Article IX or affecting the rights and remedies of any Guaranteed Party hereunder.

(c) Notwithstanding anything to the contrary in this Article IX, the indemnities, guarantees, obligations, liabilities and undertakings under this Article IX or elsewhere in this Agreement of the Ultimate Parent and any other Guarantor incorporated in Ireland shall be deemed not to be undertaken or incurred to the extent that the same would (but for this Section 9.02(c)):

(i) constitute unlawful financial assistance prohibited by Section 60 of the Companies Act 1963 of Ireland; or

(ii) constitute a breach of Section 31 of the Companies Act 1990 of Ireland.

For the avoidance of doubt, to the extent that such indemnities, guarantees, obligations, liabilities or undertakings have been validated under Section 60 (2) to (11) of the Companies Act 1963 of Ireland they shall not constitute unlawful financial assistance under the said Section 60.

9.03 Nature of Guarantee; Continuing Guarantee; Waivers of Defenses

(a) Each Guarantor understands and agrees that the Guaranty contained in this Article IX shall be construed as a continuing guarantee of payment and performance and not merely of collectability. Each Guarantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Guaranteed Obligations. Without limiting the generality of the foregoing, this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, set-off, defense, counterclaim, discharge or termination for any reason (other than a Discharge of the Guaranteed Obligations).

(b) Each Guarantor agrees that the Guaranteed Obligations of each Guarantor hereunder are independent of the Guaranteed Obligations of each other Guarantor and of any other guarantee of the Guaranteed Obligations and when making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower and any other Guarantor or any other Person or against any other guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower and any other Guarantor or any other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrower and any other Guarantor or any other Person or any such guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(c) No payment made by the Borrower, any of the other Guarantors, any other guarantor or any other Person or received or collected by any Guaranteed Party from the Borrower and any of the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment remain liable for the Guaranteed Obligations until the Discharge of the Guaranteed Obligations.

(d) Without limiting the generality of the foregoing, each Guarantor agrees that its obligations under and in respect of the Guaranty contained in this Article IX shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to each of the following (whether or not such Guarantor has knowledge thereof):

(i) the validity or enforceability of this Agreement, the Second Amendment Agreement or any other Loan Document, any of the Guaranteed Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party;

(ii) any renewal, extension or acceleration of, or any increase in the amount of the Guaranteed Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents;

(iii) any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations;

(iv) any change, reorganization or termination of the corporate structure or existence of any Loan Party or any Subsidiary of any Loan Party and any corresponding restructuring of the Guaranteed Obligations;

(v) any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Guaranteed Obligations or any subordination of the Guaranteed Obligations to any other obligations; and

(vi) any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of any Guarantor for the Guaranteed Obligations, or of such Guarantor under this Article IX.

(e) In addition each Guarantor further waives any and all other defenses, set-offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it, the Borrower or any other Guarantor or Person against any Guaranteed Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

9.04 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Guaranteed Obligations by any Guarantor or is received or collected on account of the Guaranteed Obligations from any Guarantor:

(a) If such payment is made by a Guarantor in respect of the Guaranteed Obligations of another Guarantor, such Guarantor shall be entitled, subject to and upon (but not before) a Discharge of the Guaranteed Obligations (and each Guarantor hereby waives its right to exercise such rights until a Discharge of the Guaranteed Obligations), (A) to demand and enforce reimbursement for the full amount of such payment from such other Guarantor, and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors (other than the Guarantor whose primary obligations were so guaranteed by the other Guarantors) based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

(b) If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor whether under Section 9.04(a) or otherwise, such Guarantor shall be entitled, subject to and upon (but not before) a Discharge of the Guaranteed Obligations (and each Guarantor hereby waives its right to subrogation until a Discharge of the

Guaranteed Obligations), to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Guarantor as set forth in this Section 9.04) to any security interest that may then be held by the Administrative Agent upon any collateral securing or purporting to secure any of the Guaranteed Obligations. Any right of subrogation of any Guarantor shall be enforceable solely after a Discharge of the Guaranteed Obligations and solely against the Guarantors, and not against the Guaranteed Parties, and neither the Administrative Agent nor any other Guaranteed Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any collateral securing or purporting to secure any of the Guaranteed Obligations for any purpose related to any such right of subrogation. If subrogation is demanded by any Guarantor, then, after Discharge of the Guaranteed Obligations, the Administrative Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or any other obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever collateral securing or purporting to secure any of the Guaranteed Obligations that may then exist that was not previously released or disposed of or acquired by the Administrative Agent.

(c) The obligations of the Guarantors under this Guaranty and the other Loan Documents, including their liability for the Guaranteed Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 9.04 or otherwise. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Guaranteed Party against any Guarantor. The Guaranteed Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

9.05 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in US Dollars and in Same Day Funds.

9.06 Subordination of Other Obligations. Each Guarantor hereby subordinates the payment of all obligations and Indebtedness of Ultimate Parent or Intermediate Parent owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of Ultimate Parent or Intermediate Parent to such Guarantor as subrogee of the Guaranteed Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests, any such obligation or Indebtedness of Ultimate Parent or Intermediate Parent to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Guaranteed Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

9.07 Financial Condition of Borrower and other Guarantors. Any extension of credit may be made to the Borrower or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower or any other Guarantor at the time of any such grant or continuation. No Guaranteed Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower or any other Guarantor. Each Guarantor has adequate means to obtain information from the Borrower and each other Guarantor on a continuing basis concerning the financial condition of the Borrower and each other Guarantor and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and each other Loan Party and each other Guarantor and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Guaranteed Party to disclose any matter, fact or thing relating to the business, operations or condition of the Borrower or any other Guarantor now known or hereafter known by any Guaranteed Party.

9.08 Bankruptcy, Etc. Until a Discharge of the Guaranteed Obligations, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any proceeding under any Debtor Relief Law or against the Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding under any Debtor Relief Law, voluntary or involuntary, involving the Borrower or any other Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, the Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any interest, fees, costs, expenses or other Guaranteed Obligations accruing or arising after the date on which such case or proceeding is commenced.

9.09 Duration of Guarantee. The Guaranty contained in this Article IX shall remain in full force and effect until the Discharge of the Guaranteed Obligations.

9.10 Reinstatement. If at any time payment of any of the Guaranteed Obligations or any portion thereof is rescinded, disgorged or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, or if any Guaranteed Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to the Guaranteed Party in full or partial satisfaction of any Guaranteed Obligation, because the payment or transfer or the incurrence of the obligation is so satisfied, is declared to be void, voidable, or otherwise recoverable under any state or federal law (collectively, a “Voidable Transfer”), or because such Guaranteed Party elects to do so on the reasonable advice of its counsel in connection with an assertion that the payment, transfer, or incurrence is a Voidable Transfer, then, as to any such Voidable Transfer, and, subject to Section 11.04, as to all reasonable costs, expenses and attorney’s fees of the Guaranteed Party related thereto, the liability of each Guarantor hereunder will automatically and immediately be revived, reinstated, and restored and will exist as though the Voidable Transfer had never been made.

ARTICLE X.

ADMINISTRATIVE AGENT

10.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party will have any rights as a third party beneficiary of any of such provisions.

10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” will, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Ultimate Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions. The Administrative Agent will not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) will not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as will be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) will not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to the Loan Parties or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent will not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as will be necessary, or as the Administrative Agent will believe in good faith will be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent will be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by Ultimate Parent, the Borrower, a Lender or the L/C Issuer.

The Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction (or waiver) of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent. The Administrative Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and will not incur any liability for relying thereon. In determining compliance with any condition under Article IV, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent will have received notice to the contrary from such Lender or the L/C Issuer prior to the Second Restatement Effective Date or the making of such Loan or the issuance of such Letter of Credit, as applicable. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article will apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and will apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer, Ultimate Parent and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders will have the right, in consultation with Ultimate Parent and the Borrower, to appoint a successor, which will be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor will have been so appointed by the Required Lenders and will have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent notifies Ultimate Parent and the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation will nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent will instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent will be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent will be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 will continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 10.06 will also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender (provided that such successor agrees to act in such capacity), (b) the retiring L/C Issuer and Swing Line Lender will be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer will issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agent or the Co-Documentation Agents will have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

10.09 Administrative Agent May File Proofs of Claim. In case any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party is pending, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent will have made any demand on such Loan Party) will be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(h) and (i), 2.10 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent will consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 11.04.

Nothing contained herein will be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

10.10 Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent to release any Subsidiary Guarantor from its obligations under the Guaranty if such Person (a) ceases to be a Subsidiary of Ultimate Parent as a result of a transaction permitted hereunder, (b) ceases to be a guarantor under all other Indebtedness (other than the Obligations) of the Borrower owing to any Person other than Ultimate Parent or its Subsidiaries in an aggregate principal amount exceeding $350,000,000 or (c) was voluntarily designated by Ultimate Parent as a Subsidiary Guarantor and Ultimate Parent requests, in writing, that the Administrative Agent release it from the Guaranty and no Event of Default would immediately result from such a release; provided, that so long as Actavis is an obligor in respect of the Existing Notes (as defined in the definition of “Post-Closing Restructuring”), Actavis shall not be released from its obligations under the Guaranty pursuant to this clause (c). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 10.10.

ARTICLE XI.

MISCELLANEOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Loan Parties therefrom, will be effective unless in writing signed by the Required Lenders and the applicable Loan Party as the case may be, and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld, conditioned or delayed) and each such waiver or consent will be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent will:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders will be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e) amend Section 1.05 or the definition of “Alternative Currency” without the written consent of each Lender;

(f) release Ultimate Parent from the Guaranty in Section 9.01 or all of the Subsidiary Guarantors without the written consent of each Lender, except, in the case of all of the Subsidiary Guarantors, to the extent the release of all of the Subsidiary Guarantors is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or

(g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each affected Lender;

and, provided further, that (i) no amendment, waiver or consent will, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent will, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent will, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein will be in writing and will be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone will be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopy number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopy number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Loan Parties).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received; notices and other communications sent by telecopy will be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, will be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, will be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing will not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Loan Parties may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event will the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Ultimate Parent’s or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event will any Agent Party have any liability to the Loan Parties, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Loan Parties and the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopy, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopy, telephone number or electronic mail address for notices and other communications hereunder by notice to the Loan Parties, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopy number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Company Materials, if any, that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Ultimate Parent or its securities for purposes of United States federal or state securities Laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders will be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Bid Requests and Swing Line Loan Notices) purportedly given by or on behalf of Ultimate Parent or the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower will indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Ultimate Parent or the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower will pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, which shall be limited to Shearman & Sterling LLP), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof; provided that the out of pocket expenses of the Administrative Agent and its Affiliates and their counsel with respect to the preparation, negotiation, execution and delivery of the Loan Documents in connection with the Transaction shall be limited as set forth in the Commitment Letter and (ii) all reasonable and documented out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders (including the reasonable fees, disbursements and other charges of counsel, which shall be limited to one counsel, and if necessary, one local counsel in each appropriate jurisdiction and, solely in the case of a conflict of interest, one special conflicts counsel to all affected Indemnitees taken as a whole) in connection with the enforcement or protection of their respective rights in connection with this Agreement and the other Loan Documents, including its rights under this Section.

(b) Indemnification by the Borrower. The Borrower will indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, the Syndication Agent, each Lender, the L/C Issuer and each Related Party of any of the foregoing Persons (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of counsel, which shall be limited to one primary counsel, one local counsel in Ireland and Luxembourg and, if necessary, one local counsel in each other appropriate jurisdiction and, solely in the case of a conflict of interest, one special conflicts counsel to all affected Indemnitees, taken as a whole) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Ultimate Parent or any of its Subsidiaries, or any Environmental Liability related in any way to Ultimate Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee (or its respective affiliates and their respective officers, directors, employees or agents), (y) result from a claim brought by a Loan Party against an Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim of any Indemnitee solely against one or more Indemnitees (and not by one or more Indemnitees against the Administrative Agent, the Syndication Agent or any Arranger to the extent acting in their capacity as such and to the extent otherwise entitled to be indemnified hereunder) that have not resulted from the action or inaction of Ultimate Parent or its Subsidiaries or any of their respective officers, directors, employees or agents. Notwithstanding any of the foregoing provisions to the contrary, this Section 11.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses or damages arising from a non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the parties to this Agreement shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients (excluding any Indemnitee) of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent that such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided, however, that in no event will any Indemnitee have any liability for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). The indemnities in this Section 11.04(b) shall not abrogate, modify or diminish the obligations of the Administrative Agent, the Lenders and the L/C Issuer to keep certain information confidential in the manner and to the extent provided in Section 11.07.

(e) Payments. All amounts due under this Section will be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section will survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence will survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Ultimate Parent may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except in connection with a transaction not prohibited by Section 7.03 in accordance with the terms thereof) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (e) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, Ultimate Parent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment so assigned, except that this clause (ii) shall not apply to rights and obligations in respect of Bid Loans or to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of Ultimate Parent (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Ultimate Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment that creates or increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to Ultimate Parent or any of Ultimate Parent’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person. No such assignment of Commitments shall be made at any time prior to the initial funding of the Acquisition Loans hereunder on the Closing Date to any Person that is not an Eligible Pre-Closing Lender.

(vi) No Assignment Resulting in Additional Indemnified Taxes. No such assignment shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to the Borrower without the imposition of any additional Indemnified Taxes.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (d) of this Section, from and after the effective date specified in each Assignment and

Assumption, the assignee thereunder shall be a party to this Agreement and shall, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section 11.06.

(c) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Ultimate Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this subsection (c), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Loan Parties (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Loan Parties and, solely with respect to the Commitments of, and principal amounts (and stated interest) of the Loans owing to, any Lender, such Lender or the L/C Issuer, in each case at any reasonable time and from time to time upon reasonable prior notice.

(e) Participations. Any Lender may at any time, without the consent of, or notice to, Ultimate Parent, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or Ultimate Parent or any of Ultimate Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (f) of this Section, Ultimate Parent and the Borrower agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 3.06 as if it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(f) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Ultimate Parent’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless Ultimate Parent and the Borrower are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e), Section 3.01(g) and Section 3.01(h) as though it were a Lender.

(g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and Ultimate Parent and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower and Ultimate Parent, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower or Ultimate Parent shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower or Ultimate Parent to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of Ultimate Parent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from Ultimate Parent or any Subsidiary relating to Ultimate Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Ultimate Parent or any Subsidiary; provided that, in the case of information received from Ultimate Parent or any Subsidiary after the Original Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Ultimate Parent or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

Subject to any applicable requirements of United State federal, state or local Laws or regulations, including securities Laws or regulations, neither the Administrative Agent nor any Lender will make or cause to be made, whether orally, in writing or otherwise, any public announcement or statement that is intended for the general public and not targeted primarily to reach audiences in the banking industry and the banking industry’s customers with respect to the transactions contemplated by this Agreement, or any of the provisions of this Agreement, without the prior written approval of Ultimate Parent as to the form, content and timing of such announcement or disclosure, which approval may be given or withheld in the Ultimate Parent’s sole discretion.

11.08 Right of Setoff. If an Event of Default will have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of its obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer will have made any demand under this Agreement or any other Loan

Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Loan Parties and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice will not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 11.08, if at any time any Lender, the L/C Issuer or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents will not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender will receive interest in an amount that exceeds the Maximum Rate, the excess interest will be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. The amendment and restatement of the Existing Credit Agreement in the form of this Agreement will become effective upon the satisfaction (or waiver) of the conditions set forth in Section 4 of the Second Amendment Agreement. Delivery of an executed counterpart of a signature page of any Loan Document by facsimile or other electronic transmission (including “pdf” or “tif”) will be effective as delivery of a manually executed counterpart of such Loan Document.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith will survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default on the Second Restatement Effective Date or at the time of any Credit Extension, and will continue in full force and effect as long as any Loan or any other Obligation hereunder will remain unpaid or unsatisfied or any Letter of Credit will remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents will not be affected or impaired thereby and (b) the parties will endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. In the event (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender refuses to consent to any amendment, waiver or other modification of this Agreement or any other Loan Document requested by a Loan Party that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, or (v) any other circumstance exists hereunder that gives a Loan Party the right to replace a Lender as a party hereto, then any Loan Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that will assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower will have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender will have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender will not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Loan Party to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK;

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE LOAN PARTIES OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION FOR THE PURPOSE OF ENFORCEMENT OF A JUDGMENT.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE

PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 USA PATRIOT Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used will be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents will, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment

Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

11.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Loan Parties acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Loan Parties, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) the Loan Parties have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Loan Parties are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lenders and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any other Person and (B) neither the Administrative Agent nor any Lender nor any Arranger has any obligation to the Loan Parties with respect to the transactions contemplated hereby, except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties, and neither the Administrative Agent nor any Lender nor any Arranger has any obligation to disclose any of such interests to the Loan Parties. To the fullest extent permitted by law, the Loan Parties hereby waive and release any claims that it may have against the Administrative Agent, the Lenders and any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

11.20 Effect of Amendment and Restatement of the Existing Credit Agreement. (a) On the Second Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement, except (i) to evidence the representations and warranties made by the Loan Parties thereto prior to the Second Restatement Effective Date (which representations and warranties made prior to the Second Restatement Effective Date shall not be superseded or rendered ineffective by this Agreement as they pertain to the period prior to the Second Restatement Effective Date) and (ii) any action or omission performed or required to be performed pursuant to the Existing Credit Agreement prior to the Second Restatement Effective Date (including any failure, prior to the Second Restatement Effective Date, to comply with the covenants contained in the Existing Credit Agreement). The parties hereto acknowledge and agree that (A) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” under the Existing Credit Agreement or the other Loan Documents as in effect prior to the Second Restatement Effective Date and which remain outstanding as of the Second Restatement Effective Date and (B) the “Obligations” under the Existing Credit Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby or by the applicable Loan Document and which are in all respects hereafter subject to the terms herein or therein, as applicable). The Borrower acknowledges and agrees that Section 11.04(b) of the Existing Credit Agreement shall, to the extent applicable immediately prior to the Second Restatement Effective Date, survive for the intended beneficiaries of such provision to the extent such provision applies with respect to any losses, claims, damages, liabilities and related expenses relating to events and circumstances occurring prior to the Second Restatement Effective Date.

(b) Except as the context otherwise provides, on and after the Second Restatement Effective Date, (i) all references to the Existing Credit Agreement or the Credit Agreement in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement or the Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.

(c) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document.

(d) From and after the Second Restatement Effective Date, the Administrative Agent and each Lender under the Existing Credit Agreement on the Second Restatement Effective Date shall be deemed to continue to be a party to this Agreement in such respective capacity until such Person ceases to be a party hereto in accordance with the terms of this Agreement.

11.21 Successor Borrower. (a) Ultimate Parent may at any time, upon not less than 15 Business Days’ notice, notify the Administrative Agent that Ultimate Parent intends to designate a Subsidiary as a successor to the Borrower for purposes of this Agreement and the other Loan

Documents. Such notice shall specify the Subsidiary being designated as a successor to the Borrower and the date on which such designation shall become effective (which date shall be at least 15 Business Days from the date of the notice). On the date specified in such notice, such Subsidiary shall thereupon automatically become the Borrower for purposes of this Agreement and, as such, shall have all of the rights and obligations of the Borrower hereunder. The Administrative Agent shall promptly notify each Lender of Ultimate Parent’s notice of such pending designation, the identity of the respective Subsidiary and the date such designation is to become effective in accordance with the terms of this Agreement. Following the giving of any notice pursuant to this Section 11.21(a), if the designation of such Subsidiary obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, Ultimate Parent shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.

(b) As soon as practicable after receiving notice from Ultimate Parent or the Administrative Agent of Ultimate Parent’s intent to designate a Subsidiary as a successor Borrower, and in any event no later than five Business Days after the delivery of such notice, for a Subsidiary that is organized under the laws of a jurisdiction other than Luxembourg, Ireland, Bermuda, Puerto Rico or the United States or a political subdivision thereof, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Subsidiary directly or through an Affiliate of such Lender (a “Protesting Lender”) shall so notify Ultimate Parent and the Administrative Agent in writing. With respect to each Protesting Lender, Ultimate Parent shall, effective on or before the date that such Subsidiary shall succeed to the rights and obligations of the Borrower hereunder, either (i) cause such Protesting Lender to assign and delegate all of its interests, rights and obligations under this Agreement in accordance with Sections 3.06 and 11.13 or (ii) if such assignment cannot be made prior to such date, pay to such Protesting Lender an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan documents (including amounts under Section 3.05), whereupon such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of Sections 3.01, 3.04 and 11.04 with respect to facts and circumstances occurring prior to the such date.

Schedule 2.01

Applicable Percentages; Commitments

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$70,000,000	9.333333333%
Wells Fargo Bank, N.A.	$70,000,000	9.333333333%
Barclays Bank PLC	$57,500,000	7.666666667%
JPMorgan Chase Bank, N.A.	$57,500,000	7.666666667%
Deutsche Bank AG New York Branch	$55,000,000	7.333333333%
Mizuho Bank (USA)	$55,000,000	7.333333333%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$55,000,000	7.333333333%
DNB Bank ASA, Grand Cayman Branch	$45,000,000	6.000000000%
HSBC Bank USA, N.A.	$45,000,000	6.000000000%
The Royal Bank of Scotland plc	$45,000,000	6.000000000%
U.S. Bank National Association	$45,000,000	6.000000000%
Australia and New Zealand Banking Group Limited	$30,000,000	4.000000000%
Lloyds Bank plc	$30,000,000	4.000000000%
Santander Bank, N.A.	$30,000,000	4.000000000%
Sumitomo Mitsui Banking Corporation	$30,000,000	4.000000000%
TD Bank, N.A.	$30,000,000	4.000000000%
Total:	$750,000,000	100.000000000%

Schedule 5.06

Litigation

None.

Schedule 5.14

Subsidiaries

Tango US Holdings Inc., a Delaware corporation

Tango Merger Sub 1 LLC, a Delaware limited liability company

Tango Merger Sub 2 LLC, a Delaware limited liability company

Silom Medical Co., Ltd.

Silom Medical International Co., Ltd.

Actavis Funding SCS

In addition to the Subsidiaries listed above, Ultimate Parent also incorporates by reference the Subsidiaries disclosed in Exhibit 21.1 to its Form 10K for the period ended December 31, 2013, filed with the SEC on February 25, 2014, excluding the following entities:

•	Actavis Deutschland GmbH & Co. KG

•	Actavis Management GmbH

•	Actavis Spain S.A.

•	Actavis France SAS

•	Arrow Generiques SAS

•	Actavis BV

•	Actavis A/S Sucursal Portugal Branch

Schedule 7.01

Existing Liens

None.

Schedule 7.02

Existing Indebtedness

In addition to the Indebtedness described below, Ultimate Parent also incorporates by reference the Indebtedness disclosed in (a) its Form 10Q for the period ended March 31, 2014, filed with the SEC on May 5, 2014 and (b) the Acquired Business’ Form 10K for the fiscal year ended March 31, 2014, filed with the SEC on May 30, 2014.

1.	Amounts (including letters of credit) outstanding under the Actavis Revolving Credit Agreement.

2.	Amounts outstanding under the WC Term Loan Credit Agreement.

3.	Actavis has issued $1,200,000,000 of 1.875% notes, due October 1, 2017.

4.	Warner Chilcott has issued $1,250,000,000 of 7.750% notes, due September 15, 2018.

5.	Actavis has issued $400,000,000 of 6.125% notes, due August 14, 2019.

6.	Actavis has issued $1,700,000,000 of 3.250% notes, due October 1, 2022.

7.	Actavis has issued $1,000,000,000 of 4.6250% notes, due October 1, 2043.

8.	Multicurrency Group Account System Agreement (International Cash Pool Agreement) dated 22 January 2009 between, amongst others, Actavis Group PTC ehf (as Parent) and DNB NOR Bank ASA (as Bank) and Multicurrency Overdraft Facility dated 26 January 2007 (as amended on 9 March 2007, 28 March 2008 and 1 October 2012) between Actavis Group PTC ehf and DNB NOR Bank ASA for a collective principal amount of €15 million.

9.	Subsidiaries of Ultimate Parent have incurred various finance leases. The total aggregate USD equivalent amount outstanding is $17,064,883.

10.	Actavis is party to a Reimbursement Agreement between Actavis and DNB Bank ASA dated January 4, 2013 in relation to certain Letters of Credit issues at the request of Actavis or Actavis Group hf and/or any Actavis’ subsidiaries. The USD equivalent outstanding is $5,014,294.

11.	Uteron Pharma, SA has incurred third party debt in the form of grants and finance leases for equipment. The total aggregate USD equivalent amount outstanding is $5,079,348.

12.	The Forest Notes.

Schedule 11.02

Administrative Agent’s Office; Certain Addresses for Notices

LOAN PARTIES:

(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

c/o Actavis, Inc.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, NJ 07054

Attention:	Timothy F. Kelly
Telephone:	(862) 261-7311
Telecopier:	(862) 261-7940
E-Mail:	timothy.kelly@actavis.com

Website Address: www.actavis.com

(For all other notices, etc.):

c/o Actavis, Inc.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, NJ 07054

Attention:	Stephen M. Kaufhold
Telephone:	(862) 261-8274
Telecopier:	(862) 261-7940
E-Mail:	stephen.kaufhold@actavis.com

Website Address: www.actavis.com

ADMINISTRATIVE AGENT OFFICE:

(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

One Independence Center

101 N Tryon St

Charlotte, NC 28255-0001

Attention:	Monique Haley
Telephone:	(980) 388-1043
Telecopier:	(704) 719-8510
E-Mail:	Monique.haley@baml.com

Remittance Instructions:

Bank of America, N.A.

New York, New York

ABA No.:	026009593
Account No.:	1366212250600
Attention:	Corporate Credit Services
Reference:	Actavis Capital S.à r.l.

(For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc.):

Bank of America

1455 Market Street

San Francisco CA 94103-1399

Attention:	Robert Rittelmeyer
Telephone:	(415) 436-2616
Telecopier:	(715) 503-5099
E-Mail:	robert.j.rittelmeyer@baml.com

L/C ISSUER:

One Independence Center

101 N Tryon St

Charlotte, NC 28255-0001

Attention:	Robert LaPorte
Telephone:	980-387-1282
E-Mail:	robert.laporte@baml.com

Remittance Instructions:

Bank of America, N.A.

New York, New York

ABA No.:	026009593
Account No.:	1366212250600
Attention:	Corporate Credit Services

SWING LINE LENDER:

One Independence Center

101 N Tryon St

Charlotte, NC 28255-0001

Attention:	Robert LaPorte
Telephone:	980-387-1282
E-Mail:	robert.laporte@baml.com

Remittance Instructions:

Bank of America, N.A.

New York, New York

ABA No.:	026009593
Account No.:	1366212250600
Attention:	Corporate Credit Services

Exhibit A

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

FORM OF

ADMINISTRATIVE QUESTIONNAIRE

[Attached]

A-1

Exhibit B

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Assignment Effective Date set forth below and is entered into by and between [the] [each]1 Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each]2 Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the Credit Agreement (including, without limitation, the Letters of Credit and the Swing Line Loans) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1. Assignor[s]:

2. Assignee[s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.	Borrower: Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time; the terms defined therein being used herein as therein defined), among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland (“Ultimate Parent”), Warner Chilcott Limited, a Bermuda company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/ Loans for all Lenders[7]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[8]
		$	$		%
		$	$		%
		$	$		%

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[7.	Trade Date: ][9]

[Signature Page Follows]

[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:             , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and Accepted][10]:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

[Consented to:][11]

ACTAVIS PLC

By:
Name:
Title:

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[11]	To be added only if the consent of Ultimate Parent and/or other parties (e.g., Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1

TO ASSIGNMENT AND ASSUMPTION

Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014, among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), Actavis, Inc., Actavis Funding SCS, Actavis plc, Warner Chilcott Limited, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Ultimate Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Ultimate Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v), and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements of Ultimate Parent and its Subsidiaries (as defined in the Credit Agreement) delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has independently and without reliance upon Ultimate Parent, any of its Subsidiaries or Affiliates, the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this

Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon Ultimate Parent, any of its Subsidiaries or Affiliates, the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Assignment Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission (including “.pdf” and “.tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C-1

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

[FORM OF]

BID REQUEST

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014, among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders, L/C Issuer and Swing Line Lender (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Lenders are invited to make Bid Loans:

1.	Borrowing date (a Business Day on which the funds will be available to the Borrower).

2.	In an aggregate amount not exceeding $ (with any sublimits set forth below).

☐ Bid Loans based on an Absolute Rate

☐ Bid Loans based on Eurocurrency Rate

3.	Comprised of (select one):

Bid Loan No.	Interest Period requested	Maximum principal amount requested	Discretionary Alternative Currency requested
1	days/mos	$
2	days/mos	$
3	days/mos	$

The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Credit Agreement.

C-1-1

The Borrower authorizes the Administrative Agent to deliver this Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit C-2 to the Credit Agreement and must be received by the Administrative Agent by the time specified in Section 2.03(c) of the Credit Agreement for submitting Competitive Bids.

ACTAVIS CAPITAL S.À R.L.

By:
Name:
Title:

C-1-2

Exhibit C-2

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

[FORM OF]

COMPETITIVE BID

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014, among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders, L/C Issuer and Swing Line Lender (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

In response to the Bid Request dated             , 20    , the undersigned offers to make the following Bid Loan(s):

1.	Borrowing date (a Business Day on which the funds will be available to the Borrower).

2.	In an aggregate amount not exceeding $ (with any sublimits set forth below).

☐ Bid Loans based on an Absolute Rate

☐ Bid Loans based on Eurocurrency Rate

3.	Comprised of:

Bid Loan No.	Interest Period offered	Bid Maximum	Absolute Rate Bid or Eurocurrency Margin Bid*	Discretionary Alternative Currency requested
1	days/mos	$	(- +)%
2	days/mos	$	(- +)%
3	days/mos	$	(- +)%

Contact Person:

*	Expressed in multiples of 1/100th of a basis point.

C-2-1

Telephone:

[LENDER]

By:
Name:
Title:

******************************************************************************

THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

Bid Loan No.	Principal Amount Accepted
$
$
$

ACTAVIS CAPITAL S.À R.L.

By:
Name:
Title:
Date:

C-2-2

Exhibit D

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

[FORM OF]

COMMITTED LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time; the terms defined therein being used herein as therein defined), among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders, L/C Issuer and Swing Line Lender.

The Borrower hereby requests (select one):

☐ A Borrowing of Committed Loans

☐ A conversion or continuation of Committed Loans

1.	On (a Business Day).

2.	In the amount of .

3.	Comprised of .

[Type of Committed Loan requested]

4.	In the following currency: .

[5.	For Eurocurrency Rate Loans: with an Interest Period of months/days].

[The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.] 1

[1]	To be included only in connection with a new Borrowing.

D-1

ACTAVIS CAPITAL S.À R.L.

By:
Name:
Title:

D-2

Exhibit E

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014, among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland (“Ultimate Parent”), Warner Chilcott Limited, a Bermuda company, the Lenders from time to time party thereto, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of Ultimate Parent, certifies as follows:

1. [Attached hereto as Exhibit [A] is a consolidated balance sheet of Ultimate Parent and its Subsidiaries as of as of December 31, 20[—], and the related consolidated statements of income or operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another independent public accountant of recognized national standing as to whether such financial statements are free of material misstatement, which report and opinion was prepared in accordance with audit standards of the Public Company Accounting Oversight Board and is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement.]

2. [Attached hereto as Exhibit [B] is a consolidated balance sheet of Ultimate Parent and its Subsidiaries as of as of [—], 20[—], and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of Ultimate Parent’s [—] Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by the [chief financial officer] [vice president and controller] of Ultimate Parent as fairly presenting the financial condition, results of operations and cash flows of Ultimate Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]

3. At no time during the period between [—] and [—] (the “Certificate Period”) did a Default occur, and on the date hereof no Default exists. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto (including the delivery of a “Notice of Intent to Cure” concurrently with delivery of this Compliance Certificate) on Annex A attached hereto.]

4. The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether Ultimate Parent is in compliance with the Consolidated Leverage Ratio covenant set forth in Section 7.08 of the Credit Agreement:

Consolidated Total Debt:	[—]
Consolidated EBITDA:	[—]
Actual Consolidated Leverage Ratio:	[—] to 1.00
Required Consolidated Leverage Ratio:	[—] to 1.00

Supporting detail showing the calculation of Consolidated Total Debt is attached hereto as Schedule 1. Supporting detail showing the calculation of Consolidated EBITDA is attached hereto as Schedule 2.

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of Ultimate Parent, has executed this certificate for and on behalf of Ultimate Parent and has caused this certificate to be delivered this      day of             .

ACTAVIS PLC

By:
Name:
Title:

[ANNEX A]1

[Information Relating to Default]

[1]	Annex A to be attached only if required pursuant to paragraph 3.

SCHEDULE 1

Calculation of Consolidated Total Debt

SCHEDULE 2

Calculation of Consolidated EBITDA

Exhibit F

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

[FORM OF]

NOTE

            , 20

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan made by the Lender from the date such Loan is made until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.05(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ACTAVIS CAPITAL S.À R.L.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit G

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

[FORM OF]

SUBSIDIARY GUARANTOR COUNTERPART AGREEMENT

To:	Bank of America, N.A., as Administrative Agent

Re:	Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Guaranty set forth in Article IX thereof. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Pursuant to Section 6.12 of the Credit Agreement, the undersigned hereby:

(a) agrees that this Subsidiary Guarantor Counterpart Agreement may be attached to the Credit Agreement and that upon the execution and delivery hereof, the undersigned becomes a party to and a Guarantor under the Credit Agreement and the Guaranty set forth in Article IX thereof and agrees to be bound by all of the terms thereof that are applicable to Guarantors; and

(b) makes each of the representations and warranties set forth in Sections 5.01, 5.02, 5.03 and 5.04 of the Credit Agreement to the same extent as each other Material Subsidiary.

Section 2. The undersigned agrees to take all such actions and execute and deliver, or cause to be executed and delivered, such further documents as it is required to pursuant to Section 6.12 of the Credit Agreement. Neither this Subsidiary Guarantor Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided pursuant to the Credit Agreement. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 11.02 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Subsidiary Guarantor

Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 3. Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS SUBSIDIARY GUARANTOR COUNTERPART AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Submission To Jurisdiction. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY GUARANTEED PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE UNDERSIGNED AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SUBSIDIARY GUARANTOR COUNTERPART AGREEMENT WILL AFFECT ANY RIGHT THAT ANY GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SUBSIDIARY GUARANTOR COUNTERPART AGREEMENT AGAINST THE UNDERSIGNED OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION FOR THE PURPOSE OF ENFORCEMENT OF A JUDGMENT.

(c) Waiver of Venue. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTOR COUNTERPART AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. THE UNDERSIGNED IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 2 HEREOF. NOTHING IN THIS SUBSIDIARY GUARANTOR COUNTERPART AGREEMENT WILL AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) Waiver of Jury Trial. THE UNDERSIGNED HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTOR COUNTERPART AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

[Signature Page Follows]

Executed this      day of             , 20    .

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Address for notices:

Attention:
Facsimile:

with a copy to:

Attention:
Facsimile:

Exhibit H

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

[FORM OF]

RESPONSIBLE OFFICER’S CERTIFICATE

OF

[INSERT NAME OF LOAN PARTY]

[            ], 2014

This certificate is furnished pursuant to that certain Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of the date first written above, among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (the “Credit Agreement”).

I, [insert name of Responsible Officer], hereby certify that I am the duly elected [insert title of Responsible Officer] of [insert name of Loan Party], a [insert description of type of organization of Loan Party] (the “Company”) and in the name and on behalf of the Company (and not in my individual capacity) I further certify that:

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the Company’s [insert appropriate formation document] and all amendments thereto, as certified by the [insert appropriate governmental official] and as in effect on the date hereof. There have been no changes to the Company’s [insert appropriate formation document] since the date of the most recent certification thereof by the [insert appropriate governmental official];

2.	Attached hereto as Exhibit B is a true and correct copy of the [insert appropriate governing document] of the Company as in effect on the date hereof;

3.	Attached hereto as Exhibit C is a true and correct copy of the [insert appropriate authorizing document] of the Company, which were duly adopted on [insert date of adoption], which, among other things, authorize the execution, delivery and performance of the Credit Agreement and the Notes (as defined in the Credit Agreement), if applicable. Said [insert appropriate authorizing document] are in full force and effect and have not been rescinded or repealed as of the date hereof;

4.	Attached hereto as Exhibit D is a true and correct copy of a [certificate of good standing] for the Company, dated as of [ ], 201[ ], from the [insert appropriate governmental official];

5.	[I have reviewed the terms of Sections 4.01(b), (c) and (d) of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to therein. Based upon my review and examination described in that the preceding sentence, the conditions specified in Sections 4.01(b), (c) and (d) of the Credit Agreement have been satisfied on and as of the date hereof;][1] and

6.	The individuals named on the next page are presently the duly qualified and acting holders of the offices of the Company set forth beside his/her name, and the sample signatures which appear beside each of their names is genuine.

[Remainder of page intentionally left blank]

[1]	Use the bracketed language here only for Actavis plc.

NAME	TITLE	SIGNATURE

[insert name]	[insert title]

[insert name]	[insert title]

[insert name]	[insert title]

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have fully executed this Certificate and caused it to be delivered as of the date first written above.

By:
Name:
Title:

The undersigned, being [insert title] of the Company, hereby certifies that [insert name of officer signing above] is the duly elected [insert title of officer signing above] of the Company, that [he] [she] occupies such office on the date hereof and the signature above is [his] [her] true and correct signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

By:
Name:
Title:

H-1-4

Exhibit A

[Articles of Incorporation]

H-1-5

Exhibit B

[Bylaws]

H-1-6

Exhibit C

[Resolutions]

H-1-7

Exhibit D

[Certificate of Good Standing]

H-1-8

Exhibit I

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

[FORM OF]

SWING LINE LOAN NOTICE

Date:            ,

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014, among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders, L/C Issuer and Swing Line Lender (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined).

The Borrower hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Credit Agreement.

ACTAVIS CAPITAL S.À R.L.

By:
Name:
Title:

I-1

Exhibit J-1

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

FORM OF OPINION OF LATHAM & WATKINS LLP

[Attached]

J-1-1

Exhibit J-2

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

FORM OF OPINION OF CONYERS DILL & PEARMAN

[Attached]

J-2-1

Exhibit J-3

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

FORM OF OPINION OF LOYENS & LOEFF

[Attached]

J-3-1

Exhibit K-1

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014, among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders, L/C Issuer and Swing Line Lender (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to Section 3.01(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loans (as well as any Notes evidencing such Loans) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower or Ultimate Parent within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower or Ultimate Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],

By:
Name:
Title:

K-1-1

Exhibit K-2

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014, among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders, L/C Issuer and Swing Line Lender (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to Section 3.01(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower or Ultimate Parent within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower or Ultimate Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],

By:
Name:
Title:

K-2-1

Exhibit K-3

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014, among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders, L/C Issuer and Swing Line Lender (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to Section 3.01(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower or Ultimate Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower or Ultimate Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],

By:
Name:
Title:

K-3-1

Exhibit K-4

to the Second Amended and Restated Actavis

Revolving Credit and Guaranty Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014, among Actavis Capital S.à r.l. (f/k/a Actavis WC Holding S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, Actavis plc, a public limited company organized under the laws of Ireland, Warner Chilcott Limited, a Bermuda company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders, L/C Issuer and Swing Line Lender (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to Section 3.01(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower or Ultimate Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower or Ultimate Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],

By:
Name:
Title:

K-4-1